Prologis Supplemental Information THIRD QUARTER 2024 Unaudited Hamburg Waltershof DC1, Hamburg, Germany

Contents Highlights 3 Company Profile 5 Company Performance 7 Prologis Leading Indicators and Proprietary Metrics 8 Guidance Financial Information 9 Consolidated Balance Sheets 10 Consolidated Statements of Income 11 Reconciliations of Net Earnings to FFO 12 Reconciliations of Net Earnings to Adjusted EBITDA Operations 13 Overview 14 Operating Metrics 16 Operating Portfolio 19 Customer Information Capital Deployment 20 Overview 21 Development Stabilizations 22 Development Starts 23 Development Portfolio 24 Third-Party Acquisitions 25 Dispositions and Contributions 26 Land Portfolio 28 Solar Operating and Development Portfolios Strategic Capital 29 Overview 30 Summary and Financial Highlights 31 Operating and Balance Sheet Information of the Unconsolidated Co-Investment Ventures 32 Non-GAAP Pro-Rata Financial Information Capitalization 33 Overview 34 Debt Components - Consolidated 35 Debt Components - Noncontrolling Interests and Unconsolidated Net Asset Value 36 Components Notes and Definitions 38 Notes and Definitions

$40.7B Build Out of Land (TEI) * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. NOI calculation based on Prologis Share of the Operating Portfolio. Overview Prologis, Inc., is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. At September 30, 2024, the company owned or had investments in, on a wholly-owned basis or through co-investment ventures, properties and development projects expected to total approximately 1.2 billion square feet (116 million square meters) in 20 countries. Prologis leases modern logistics facilities to a diverse base of approximately 6,700 customers principally across two major categories: business-to-business and retail/online fulfillment. 5,607 Buildings 1.2B Square Feet Europe 247M SF 9% of NOI*(A) Asia 114M SF 1% of NOI*(A) U.S. 800M SF 86% of NOI*(A) Other Americas 88M SF 4% of NOI*(A)

Company Profile * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. 3Q 2024 Prologis Share of NOI of the Operating Portfolio annualized. 3Q 2024 third-party share of asset management fees annualized plus trailing twelve months third-party share of transactional fees and Net Promote Income (Expense). Prologis Share of trailing twelve month Estimated Value Creation from development stabilizations. Mexico is included in the U.S. as it is U.S. dollar functional. Highlights OPERATIONS $6.2B in annual NOI*(A) DEVELOPMENT $751M in value creation from stabilizations(C) GROSS AUM $218B PROLOGIS SHARE AUM $156B MARKET EQUITY $120B STRATEGIC CAPITAL $302M of fees and promotes(B) (D) (D) (D)

3Q 2024 Supplemental

Highlights

Company Performance

dollars in millions, except per share/unit data	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023
Rental and other revenues	$ 1,901	$ 1,778	$ 5,583	$ 5,063
Strategic capital revenues	135	137	418	1,071
Total revenues	2,036	1,915	6,001	6,134
Net earnings attributable to common stockholders	1,004	746	2,448	2,424
Core FFO attributable to common stockholders/unitholders*	1,367	1,238	3,870	4,132
AFFO attributable to common stockholders/unitholders*	1,014	1,017	3,118	3,677
Adjusted EBITDA attributable to common stockholders/unitholders*	1,734	1,619	5,051	5,324
Estimated value creation from development stabilizations - Prologis Share	129	118	475	642
Common stock dividends and common limited partnership unit distributions	917	829	2,750	2,485
Per common share - diluted:				
Net earnings attributable to common stockholders	$ 1.08	$ 0.80	$ 2.63	$ 2.61
Core FFO attributable to common stockholders/unitholders*	1.43	1.30	4.06	4.34
Core FFO attributable to common stockholders/unitholders, excluding Net Promote Income (Expense)*	1.45	1.33	4.11	3.81
Business line reporting:				
Real estate*	1.37	1.26	3.91	3.60
Strategic capital*	0.06	0.04	0.15	0.74
*Core FFO attributable to common stockholders/unitholders**	*1.43*	*1.30*	*4.06*	*4.34*
Realized development gains, net of taxes*	0.03	0.09	0.16	0.26
Dividends and distributions per common share/unit	0.96	0.87	2.88	2.61

NET EARNINGS ATTRIBUTABLE TO COMMON STOCKHOLDERS


$1,500
$1,200
$900
$600
$300
$0
$746
$629
$584
$860
$1,004
Q3 2023
Q4 2023
Q1 2024
Q2 2024
Q3 2024

CORE FFO ATTRIBUTABLE TO COMMON STOCKHOLDERS/UNITHOLDERS*


$1,500
$1,200
$900
$600
$300
$0
$1,238
$1,202
$1,222
$1,281
$1,367
Q3 2023
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Amount attributable to strategic capital business line

AFFO ATTRIBUTABLE TO COMMON STOCKHOLDERS/UNITHOLDERS*


$1,500
$1,200
$900
$600
$300
$0
$1,017
$1,034
$1,032
$1,072
$1,014
Q3 2023
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Amount attributable to Gains on Dispositions of Development Properties and Land, net

* This is a non-GAAP financial measure. Please see reconciliations from Net Earnings Attributable to Common Stockholders on page 8 and reference our Notes and Definitions for further explanation.

5

NET EARNINGS ATTRIBUTABLE TO COMMON STOCKHOLDERS in millions CORE FFO ATTRIBUTABLE TO COMMON STOCKHOLDERS/UNITHOLDERS* in millions AFFO ATTRIBUTABLE TO COMMON STOCKHOLDERS/UNITHOLDERS* in millions DIVIDENDS AND DISTRIBUTIONS in millions * This is a non-GAAP financial measure. Please see reconciliations from Net Earnings Attributable to Common Stockholders on page 8 and reference our Notes and Definitions for further explanation. Highlights Company Performance

LEASE PROPOSALS in millions of square feet U.S. IBI ACTIVITY INDEX diffusion index, points NEW LEASE NEGOTIATION GESTATION in days U.S. SPACE UTILIZATION percent * Please see our Notes and Definitions for further explanation. Prologis Leading Indicators and Proprietary Metrics* Highlights 107 Average 75 59.3 Average 57.8 44 Average 54 84.4% Average 85.4% Average 40% 41% Net rentable area of proposals Proposals as a % of available net rentable area

Highlights 3Q 2024 Supplemental PROLOGIS

Guidance[A]

dollars in millions, except per share amounts

2024 Guidance	Low		High	
Net earnings attributable to common stockholders[B]	$	3.35	**$**	**3.45**
Core FFO attributable to common stockholders/unitholders* [B]	$	5.42	**$**	**5.46**
Core FFO attributable to common stockholders/unitholders, excluding Net Promote Income (Expense)* [C]	$	5.49	**$**	**5.53**
Operations				
Average occupancy - Prologis Share		96.00 %		**96.50 %**
Same store NOI - cash - Prologis Share*		6.50 %		**7.00 %**
Same store NOI - net effective - Prologis Share*		5.50 %		**6.00 %**
Other Assumptions				
Strategic capital revenue, excluding promote revenue	$	525	**$**	**535**
Net Promote Income (Expense)	$	(65)	**$**	**(65)**
General & administrative expenses	$	415	**$**	**425**
Realized development gains	$	375	**$**	**425**

Capital Deployment	PROLOGIS SHARE				OWNED AND MANAGED			
	Low		High					
Development stabilizations	$	3,900	**$**	**4,300**	$	4,300	**$**	**4,700**
Development starts	$	1,750	**$**	**2,250**	$	2,000	**$**	**2,500**
Acquisitions	$	1,750	**$**	**2,250**	$	2,000	**$**	**2,500**
Dispositions	$	1,250	**$**	**1,750**	$	1,750	**$**	**2,250**
Contributions	$	1,750	**$**	**2,250**	$	2,500	**$**	**3,000**

Exchange Rates

We have hedged the rates for the majority of our estimated 2024 Euro, Sterling and Yen Core FFO, effectively insulating 2024 results from FX movements in these currencies. For purposes of capital deployment and other metrics, we assumed effective rates for EUR, GBP and JPY of 1.12 ($/€), 1.34 ($/£) and 142.75 (¥/$), respectively.

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

A. Our guidance for 2024 is based on management’s current beliefs and assumptions about our business, the industry and the markets in which we operate. Please refer to “Forward-Looking Statements” and “Risk Factors” referred to in our annual and quarterly financial statements on Forms 10-K and 10-Q filed with the Securities and Exchange Commission (“SEC”) for more information.

B. The difference between Core FFO and Net Earnings predominately relates to real estate depreciation and amortization and gains or losses on dispositions of real estate. See the Notes and Definitions for a reconciliation.

C. We are further adjusting Core FFO to exclude $0.07 of net promote expense. The expense relates to amortization of stock compensation issued to employees related to promote income recognized in prior periods.

8

Consolidated Balance Sheets Financial Information in thousands September 30, 2024 June 30, 2024 December 31, 2023 Assets: Investments in real estate properties: Operating properties $ 79,178,259 $ 77,750,335 $ 75,435,497 Development portfolio 3,143,543 3,158,997 4,367,455 Land 4,395,022 4,199,065 3,775,553 Other real estate investments 5,376,749 4,625,412 5,088,070 92,093,573 89,733,809 88,666,575 Less accumulated depreciation 12,332,799 11,869,054 10,931,485 Net investments in real estate properties 79,760,774 77,864,755 77,735,090 Investments in and advances to unconsolidated entities 10,092,765 9,764,870 9,543,970 Assets held for sale or contribution 325,987 515,895 461,657 Net investments in real estate 90,179,526 88,145,520 87,740,717 Cash and cash equivalents 780,871 598,347 530,388 Other assets 4,944,799 4,793,551 4,749,735 Total assets $ 95,905,196 $ 93,537,418 $ 93,020,840 Liabilities and Equity: Liabilities: Debt $ 32,289,832 $ 29,904,620 $ 29,000,501 Accounts payable, accrued expenses and other liabilities 5,951,272 5,709,477 6,196,619 Total liabilities 38,241,104 35,614,097 35,197,120 Equity: Stockholders' equity 53,071,769 53,345,060 53,181,724 Noncontrolling interests 3,284,845 3,276,961 3,324,275 Noncontrolling interests - limited partnership unitholders 1,307,478 1,301,300 1,317,721 Total equity 57,664,092 57,923,321 57,823,720 Total liabilities and equity $ 95,905,196 $ 93,537,418 $ 93,020,840

Consolidated Statements of Income Financial Information Three Months Ended Nine Months Ended September 30, September 30, in thousands, except per share amounts 2024 2023 2024 2023 Revenues: Rental $ 1,897,164 $ 1,777,359 $ 5,577,198 $ 5,062,583 Strategic capital 135,367 136,848 418,521 1,070,584 Development management and other 3,858 457 5,245 1,055 Total revenues 2,036,389 1,914,664 6,000,964 6,134,222 Expenses: Rental 427,425 416,076 1,326,917 1,216,568 Strategic capital 61,342 84,069 210,689 306,684 General and administrative 98,154 96,673 316,041 292,097 Depreciation and amortization 649,265 642,010 1,924,075 1,846,545 Other 15,683 12,342 39,371 31,686 Total expenses 1,251,869 1,251,170 3,817,093 3,693,580 Operating income before gains on real estate transactions, net $ 784,520 $ 663,494 $ 2,183,871 $ 2,440,642 Gains on dispositions of development properties and land, net 32,005 89,030 159,487 273,907 Gains on other dispositions of investments in real estate, net 434,446 129,584 651,306 158,392 Operating income $ 1,250,971 $ 882,108 $ 2,994,664 $ 2,872,941 Other income (expense): Earnings from unconsolidated entities, net 84,749 71,365 259,558 217,786 Interest expense (230,113) (181,053) (631,700) (466,882) Foreign currency, derivative and other gains (losses) and other income (expense), net (37,942) 67,964 62,774 102,682 Gains on early extinguishment of debt, net — — 536 3,275 Total other expense (183,306) (41,724) (308,832) (143,139) Earnings before income taxes 1,067,665 840,384 2,685,832 2,729,802 Current income tax expense (12,518) (36,702) (77,872) (142,705) Deferred income tax benefit (expense) 8,304 (4,541) (2,201) (9,836) Consolidated net earnings 1,063,451 799,141 2,605,759 2,577,261 Net earnings attributable to noncontrolling interests (32,728) (32,613) (91,838) (87,833) Net earnings attributable to noncontrolling interests - limited partnership units (25,004) (18,901) (61,139) (61,150) Net earnings attributable to controlling interests 1,005,719 747,627 2,452,782 2,428,278 Preferred stock dividends (1,452) (1,453) (4,407) (4,381) Net earnings attributable to common stockholders $ 1,004,267 $ 746,174 $ 2,448,375 $ 2,423,897 Weighted average common shares outstanding - Diluted 953,813 951,908 953,530 951,643 Net earnings per share attributable to common stockholders - Diluted $ 1.08 $ 0.80 $ 2.63 $ 2.61

3Q 2024 Supplemental

Financial Information

Reconciliations of Net Earnings to FFO*

in thousands	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023
Net earnings attributable to common stockholders	$ 1,004,267	$ 746,174	$ 2,448,375	$ 2,423,897
Add (deduct) NAREIT defined adjustments:				
Real estate related depreciation and amortization	630,077	629,402	1,870,061	1,810,781
Gains on other dispositions of investments in real estate, net of taxes (excluding development properties and land)	(434,174)	(128,382)	(650,565)	(155,708)
Adjustments related to noncontrolling interests	(5,488)	(5,441)	(31,392)	(24,240)
Our proportionate share of adjustments related to unconsolidated entities	111,439	112,044	332,875	342,391
NAREIT defined FFO attributable to common stockholders/unitholders*	**$ 1,306,121**	**$ 1,353,797**	**$ 3,969,354**	**$ 4,397,121**
Add (deduct) our modified adjustments:				
Unrealized foreign currency, derivative and other losses (gains), net	99,122	(36,624)	61,014	(26,027)
Deferred income tax expense (benefit)	(8,304)	4,541	2,201	9,836
Our proportionate share of adjustments related to unconsolidated entities	552	(111)	(3,659)	(6,095)
FFO, as modified by Prologis attributable to common stockholders/unitholders*	**$ 1,397,491**	**$ 1,321,603**	**$ 4,028,910**	**$ 4,374,835**
Add (deduct) Core FFO defined adjustments:				
Gains on dispositions of development properties and land, net	(32,005)	(89,030)	(159,487)	(273,907)
Current income tax expense on dispositions	1,729	5,037	6,565	23,610
Gains on early extinguishment of debt, net	–	–	(536)	(3,275)
Adjustments related to noncontrolling interests	–	27	78	9,359
Our proportionate share of adjustments related to unconsolidated entities	(604)	409	(5,253)	1,780
Core FFO attributable to common stockholders/unitholders*	**$ 1,366,611**	**$ 1,238,046**	**$ 3,870,277**	**$ 4,132,402**
Add (deduct) AFFO defined adjustments:				
Gains on dispositions of development properties and land, net	32,005	89,030	159,487	273,907
Current income tax expense on dispositions	(1,729)	(5,037)	(6,565)	(23,610)
Straight-lined rents and amortization of lease intangibles	(166,980)	(173,990)	(470,289)	(477,798)
Property improvements	(122,556)	(82,720)	(248,868)	(156,520)
Turnover costs	(131,782)	(102,957)	(347,488)	(271,011)
Amortization of debt discount, financing costs and management contracts, net	20,633	20,090	59,333	56,912
Stock compensation amortization expense	42,520	57,248	164,302	210,022
Adjustments related to noncontrolling interests	18,191	13,199	38,874	23,581
Our proportionate share of adjustments related to unconsolidated co-investment ventures	(43,064)	(35,948)	(100,752)	(90,798)
AFFO attributable to common stockholders/unitholders*	**$ 1,013,849**	**$ 1,016,961**	**$ 3,118,311**	**$ 3,677,087**

*This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

11

Reconciliations of Net Earnings to Adjusted EBITDA* * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Financial Information Three Months Ended Nine Months Ended September 30, September 30, in thousands 2024 2023 2024 2023 Net earnings attributable to common stockholders $ 1,004,267 $ 746,174 $ 2,448,375 $ 2,423,897 Gains on other dispositions of investments in real estate, net (excluding development properties and land) (434,446) (129,584) (651,306) (158,392) Depreciation and amortization expense 649,265 642,010 1,924,075 1,846,545 Interest charges 212,566 161,046 589,991 435,044 Current and deferred income tax expense, net 4,214 41,243 80,073 152,541 Net earnings attributable to noncontrolling interests - limited partnership units 25,004 18,901 61,139 61,150 Pro forma adjustments 5,386 (499) 12,927 33,406 Preferred stock dividends 1,452 1,453 4,407 4,381 Unrealized foreign currency, derivative and other losses (gains), net 99,122 (36,624) 61,014 (26,027) Stock compensation amortization expense 42,520 57,248 164,302 210,022 Gains on early extinguishment of debt, net – – (536) (3,275) Adjustments related to noncontrolling interests (30,871) (24,733) (93,718) (88,514) Our proportionate share of adjustments related to unconsolidated entities 155,119 142,022 449,921 433,504 Adjusted EBITDA attributable to common stockholders/unitholders* $ 1,733,598 $ 1,618,657 $ 5,050,664 $ 5,324,282

97.5% 97.4% 96.9% 96.3% 96.1% Average occupancy - Prologis Share OCCUPANCY - OWNED AND MANAGED CUSTOMER RETENTION SAME STORE CHANGE OVER PRIOR YEAR - PROLOGIS SHARE* RENT CHANGE - PROLOGIS SHARE * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Operations Overview 70.6% 76.4% 75.9% 74.8% 70.4% Trailing four quarters - net effective

Operating Metrics – Owned and Managed Amounts exclusive of leases of less than one year, unless otherwise noted. Operations square feet in thousands Leasing Activity(A) Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Square feet of leases commenced: Operating Portfolio: Renewals 30,983 23,422 34,760 27,839 34,661 New leases 11,290 13,364 10,268 11,775 14,331 Total Operating Portfolio 42,273 36,786 45,028 39,614 48,992 Properties under development 4,118 6,864 3,082 7,027 1,772 Total Square Feet of Leases Commenced 46,391 43,650 48,110 46,641 50,764 Total square feet of Operating Portfolio leases commenced, including leases greater than one month 47,176 42,021 51,121 47,232 57,939 Weighted average term of leases started (in months) 61 65 55 64 60 Operating Portfolio: Trailing four quarters - square feet of leases commenced 159,148 159,052 162,465 163,701 170,420 Trailing four quarters - average % of portfolio 14.6% 14.4% 14.5% 14.4% 14.9 % Rent change (net effective) 69.7% 57.5% 55.5% 62.7% 57.6 % Rent change (net effective) - Prologis Share 84.0% 74.1% 67.6% 73.9% 67.8 % Rent change (cash) 43.9% 37.6% 37.3% 41.0% 36.2 % Rent change (cash) - Prologis Share 54.2% 51.8% 48.2% 51.4% 44.1 % PERIOD ENDING OCCUPANCY U.S. Other Americas Europe Asia

3Q 2024 Supplemental

Operations

Operating Metrics – Owned and Managed

CAPITAL EXPENDITURES

Thousands, except for percentages

	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024
Property improvements[(A)]	$ 148,171	$ 241,246	$ 62,227	$ 153,773	$ 197,260
Tenant improvements	76,915	75,631	69,722	84,835	78,106
Leasing commissions	69,367	83,699	74,866	73,050	102,343
Total turnover costs	146,282	159,330	144,588	157,885	180,449
Total Capital Expenditures - Owned and Managed	**$ 294,453**	**$ 400,576**	**$ 206,815**	**$ 311,658**	**$ 377,709**
Trailing four quarters - % of NOI*[(A)]	12.8%	13.9%	13.9%	14.6%	15.3%
Weighted average ownership percentage	69.9%	70.1%	71.5%	71.9%	72.8%
Total Capital Expenditures - Prologis Share	**$ 205,866**	**$ 280,932**	**$ 147,822**	**$ 223,947**	**$ 275,089**

SAME STORE INFORMATION

Thousands, except for percentages

	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024
Square feet	897,171	894,478	1,079,607	1,076,277	1,073,873
Average occupancy	96.9%	97.1%	97.0%	96.6%	96.5%
Average occupancy - annual percentage change	(0.8%)	(1.0%)	(1.2%)	(1.1%)	(0.8%)
Period ending occupancy	97.1%	97.4%	97.1%	96.8%	96.6%
Percentage change - Prologis Share*:					
NOI - cash	9.5%	8.5%	5.7%	7.2%	7.2%
NOI - net effective	9.3%	7.8%	4.1%	5.5%	6.2%

PROPERTY IMPROVEMENTS


Per square foot ($)
Trailing four quarter average
$0.25
$0.20
$0.15
$0.10
$0.05
$0.00
$0.11
$0.12
$0.12
$0.13
$0.14
$0.13
$0.21
$0.05
$0.13
$0.17
Q3 2023
Q4 2023
Q1 2024
Q2 2024
Q3 2024

TURNOVER COSTS ON LEASES COMMENCED


Per square foot ($)
As a % of lease value
$3.75
$3.00
$2.25
$1.50
$0.75
$0.00
10%
8%
6%
4%
2%
0%
6.1%
7.1%
5.9%
7.6%
7.2%
$3.23
$3.26
$2.54
$3.38
$3.59
Q3 2023
Q4 2023
Q1 2024
Q2 2024
Q3 2024
1.6%
1.8%
1.9%
2.2%
2.6%
Free rent as a % of lease value - trailing four quarters

COMPOSITION OF PORTFOLIO (BY UNIT SIZE)


30%
25%
20%
15%
10%
5%
28%
28%
23%
21%
<100KSF
100-250KSF
250-500KSF
>500KSF
93.2%
95.5%
97.5%
98.4%
Period ending occupancy

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

A. This data includes recurring capital expenditures and NOI of our Operating Portfolio. Excluded from recurring capital expenditures is spend for our properties that is structural in nature and therefore non-recurring.

15

Operating Portfolio – Square Feet, Occupied and Leased Operations # of Buildings Square Feet Occupied % Leased % square feet in thousands and ordered by Prologis Share of NOI (%) Owned and Managed Owned and Managed Prologis Share % of Total Owned and Managed Prologis Share Owned and Managed Prologis Share Southern California 551 125,324 104,857 13.8 96.9 97.1 97.0 97.2 New Jersey/New York City 205 54,016 43,159 5.7 95.8 95.1 95.8 95.2 Chicago 329 70,945 55,716 7.3 96.7 98.2 96.7 98.2 San Francisco Bay Area 285 28,309 23,447 3.1 93.3 93.2 93.7 93.5 Dallas/Ft. Worth 273 59,770 50,929 6.7 96.1 96.2 96.3 96.4 Atlanta 236 52,125 46,763 6.2 98.5 98.6 98.8 98.7 South Florida 224 29,113 23,151 3.0 95.5 94.8 95.5 94.8 Lehigh Valley 83 37,670 33,942 4.5 93.0 92.7 93.0 92.7 Houston 235 38,046 32,138 4.2 97.8 98.2 97.8 98.2 Seattle 163 24,637 17,473 2.3 96.0 95.9 96.8 96.7 Central Valley 45 22,945 21,768 2.9 97.4 97.3 97.4 97.3 Baltimore/Washington 134 18,145 14,921 2.0 96.4 96.3 96.4 96.3 Nashville 66 17,335 14,287 1.9 98.9 98.7 98.9 98.7 Orlando 113 15,278 13,534 1.8 98.4 98.3 98.7 98.6 Phoenix 81 15,258 13,290 1.7 96.4 96.4 96.9 96.9 Las Vegas 79 14,298 9,128 1.2 92.5 95.1 93.0 95.5 Central PA 37 18,723 13,942 1.8 97.6 98.2 97.6 98.2 Cincinnati 69 19,063 16,699 2.2 94.3 94.8 94.3 94.8 Indianapolis 54 19,242 15,015 2.0 97.4 97.2 97.4 97.2 Remaining U.S. markets (11 markets) 381 70,627 60,421 8.0 95.8 96.3 95.9 96.4 Total U.S. 3,643 750,869 624,580 82.3 96.3 96.5 96.5 96.7 Mexico 243 48,905 17,677 2.4 97.3 97.4 97.3 97.4 Canada 36 11,601 11,601 1.5 97.5 97.5 97.5 97.5 Brazil 45 18,364 3,753 0.5 95.7 96.1 95.7 96.1 Total Other Americas 324 78,870 33,031 4.4 97.0 97.3 97.0 97.3 United Kingdom 174 33,261 12,950 1.7 95.8 91.4 95.8 91.4 France 148 35,785 12,210 1.6 96.4 97.3 96.4 97.3 Germany 134 31,967 9,312 1.2 98.4 98.6 98.4 98.6 Netherlands 115 30,377 9,432 1.2 96.8 97.2 96.8 97.2 Remaining European countries (8 countries) 493 103,631 37,565 5.0 94.9 93.4 95.2 93.6 Total Europe 1,064 235,021 81,469 10.7 96.0 94.7 96.1 94.8 Japan 71 49,806 10,783 1.4 96.8 91.4 97.7 93.8 China 178 52,489 8,011 1.1 87.9 87.9 89.1 89.2 Singapore 5 951 951 0.1 98.3 98.3 98.3 98.3 Total Asia 254 103,246 19,745 2.6 92.3 90.3 93.3 92.1 8.0 Total Outside the U.S. 1,642 417,137 134,245 17.7 95.3 94.7 95.6 95.0 97.7 98.2 Total Operating Portfolio 5,285 1,168,006 758,825 100.0 95.9 96.2 96.1 96.4

3Q 2024 Supplemental

Operations

Operating Portfolio – NOI* and Gross Book Value

dollars in thousands and ordered by Prologis Share of NOI (%)	Third Quarter NOI* Owned and Managed	Third Quarter NOI* Prologis Share	Third Quarter NOI* % of Total	Gross Book Value Owned and Managed	Gross Book Value Prologis Share	Gross Book Value % of Total
Southern California	$ 378,574	$ 320,140	20.8	$ 20,512,120	$ 17,873,705	19.7
New Jersey/New York City	164,969	134,009	8.7	9,643,552	7,985,339	8.8
Chicago	108,457	87,517	5.7	6,750,231	5,345,725	5.9
San Francisco Bay Area	95,896	80,335	5.2	4,548,001	3,790,238	4.2
Dallas/Ft. Worth	87,169	74,266	4.8	5,431,033	4,619,888	5.1
Atlanta	77,462	68,680	4.5	4,398,421	3,997,271	4.4
South Florida	82,464	66,416	4.3	5,093,613	4,169,950	4.6
Lehigh Valley	67,709	60,763	3.9	4,716,715	4,374,462	4.8
Houston	57,707	49,143	3.2	3,858,183	3,332,902	3.7
Seattle	64,589	46,567	3.0	3,684,126	2,833,249	3.1
Central Valley	42,870	39,822	2.6	1,985,377	1,881,183	2.1
Baltimore/Washington	46,918	39,650	2.6	2,570,377	2,220,114	2.4
Nashville	31,641	26,929	1.7	1,541,491	1,341,643	1.5
Orlando	27,417	24,354	1.6	1,593,354	1,431,687	1.6
Phoenix	28,171	24,059	1.6	1,695,899	1,466,874	1.6
Las Vegas	32,928	23,591	1.5	1,642,885	1,018,917	1.1
Central PA	29,098	21,551	1.4	1,657,202	1,273,332	1.4
Cincinnati	23,599	21,143	1.4	1,321,647	1,187,137	1.3
Indianapolis	22,562	17,857	1.2	1,258,193	1,025,473	1.1
Remaining U.S. markets (11 markets)	112,123	97,018	6.3	6,043,178	5,153,239	5.7
Total U.S.	**1,582,323**	**1,323,810**	**86.0**	**89,945,598**	**76,322,328**	**84.1**
Mexico	74,543	28,699	1.9	3,514,337	1,270,335	1.4
Canada	23,839	23,839	1.5	1,151,929	1,151,929	1.3
Brazil	20,914	4,665	0.3	886,121	205,683	0.2
Total Other Americas	**119,296**	**57,203**	**3.7**	**5,552,387**	**2,627,947**	**2.9**
United Kingdom	99,054	38,203	2.5	8,499,270	3,405,556	3.8
France	51,285	17,117	1.1	3,674,109	1,151,478	1.3
Germany	53,141	15,369	1.0	3,574,686	1,005,456	1.1
Netherlands	46,058	14,279	0.9	3,433,162	1,020,193	1.1
Remaining European countries (8 countries)	137,495	48,676	3.2	8,807,016	3,094,829	3.4
Total Europe	**387,033**	**133,644**	**8.7**	**27,988,243**	**9,677,512**	**10.7**
Japan	91,569	17,997	1.2	7,421,812	1,448,532	1.6
China	31,105	4,782	0.3	3,395,904	519,805	0.6
Singapore	2,405	2,405	0.1	149,794	149,794	0.1
Total Asia	**125,079**	**25,184**	**1.6**	**10,967,510**	**2,118,131**	**2.3**
Total Outside the U.S.	**631,408**	**216,031**	**14.0**	**44,508,140**	**14,423,590**	**15.9**
Total Operating Portfolio	**$ 2,213,731**	**$ 1,539,841**	**100.0**	**$ 134,453,738**	**$ 90,745,918**	**100.0**

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

17

3Q 2024 Supplemental PROLOGIS

Operations

Operating Portfolio – Summary by Division

square feet and dollars in thousands	# of Buildings	Square Feet			Occupied %		Leased %	
	Owned and Managed	Owned and Managed	Prologis Share	% of Total	Owned and Managed	Prologis Share	Owned and Managed	Prologis Share
Consolidated								
Total U.S.	2,897	621,418	585,395	77.1	96.4	96.6	96.5	96.7
Total Outside the U.S.	110	27,140	27,038	3.6	88.2	88.1	89.0	89.0
Total Operating Portfolio - Consolidated	**3,007**	**648,558**	**612,433**	**80.7**	**96.1**	**96.2**	**96.2**	**96.4**
Unconsolidated								
Total U.S.	746	129,451	39,185	5.2	96.0	96.0	96.2	96.2
Total Outside the U.S.	1,532	389,997	107,207	14.1	95.8	96.3	96.1	96.5
Total Operating Portfolio - Unconsolidated	**2,278**	**519,448**	**146,392**	**19.3**	**95.8**	**96.2**	**96.1**	**96.4**
Total								
Total U.S.	3,643	750,869	624,580	82.3	96.3	96.5	96.5	96.7
Total Outside the U.S.	1,642	417,137	134,245	17.7	95.3	94.7	95.6	95.0
Total Operating Portfolio	**5,285**	**1,168,006**	**758,825**	**100.0**	**95.9**	**96.2**	**96.1**	**96.4**
Value added properties - consolidated	15	3,303	3,270		18.2	18.1	19.8	19.6
Value added properties - unconsolidated	12	2,077	806		34.5	40.9	34.5	40.9
Total Operating Properties	**5,312**	**1,173,386**	**762,901**		**95.6**	**95.8**	**95.8**	**96.0**

	Third Quarter NOI*			Gross Book Value		
	Owned and Managed	Prologis Share	% of Total	Owned and Managed	Prologis Share	% of Total
Consolidated						
Total U.S.	$ 1,310,451	$ 1,237,127	80.4	$ 75,913,368	$ 72,074,772	79.4
Total Outside the U.S.	45,274	44,999	2.9	2,870,610	2,863,945	3.2
Total Operating Portfolio - Consolidated	**$ 1,355,725**	**$ 1,282,126**	**83.3**	**$ 78,783,978**	**$ 74,938,717**	**82.6**
Unconsolidated						
Total U.S.	$ 271,872	$ 86,683	5.6	$ 14,032,230	$ 4,247,556	4.7
Total Outside the U.S.	586,134	171,032	11.1	41,637,530	11,559,645	12.7
Total Operating Portfolio - Unconsolidated	**$ 858,006**	**$ 257,715**	**16.7**	**$ 55,669,760**	**$ 15,807,201**	**17.4**
Value added properties - consolidated	$ (1,087)	$ (1,051)		$ 445,724	$ 430,343	
Value added properties - unconsolidated	$ 937	$ 463		$ 303,247	$ 109,390	

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

18

Operations

3Q 2024 Supplemental PROLOGIS

Customer Information

Top Customers

square feet in thousands

Owned and Managed

		% of Net Effective Rent	Total Square Feet
1	Amazon	5.0	45,636
2	Home Depot	1.9	19,120
3	FedEx	1.3	10,502
4	DHL	1.2	12,634
5	Geodis	1.1	15,618
6	CEVA Logistics	1.0	13,183
7	GXO	0.9	10,368
8	UPS	0.8	9,302
9	Maersk	0.8	6,896
10	DSV A/S	0.7	7,745
Top 10 Customers		**14.7**	**151,004**
11	Kuehne + Nagel	0.6	7,119
12	Wal-Mart	0.6	7,384
13	Staples	0.5	5,198
14	NFI Industries	0.5	4,029
15	GigaCloud	0.5	3,147
16	Pepsi	0.4	4,031
17	Ryder	0.4	3,500
18	Samsung	0.4	4,823
19	ZOZO	0.4	4,886
20	DB Schenker	0.4	5,596
21	Nippon Express	0.4	4,017
22	Wayfair	0.3	5,783
23	U.S. Government	0.3	2,459
24	Berkshire Hathaway	0.3	3,085
25	Logisteed	0.3	3,797
Top 25 Customers		**21.0**	**219,858**

Remaining Lease Expirations - Operating Portfolio

square feet and dollars in thousands, except per square foot amounts

Owned and Managed

		Net Effective Rent		
	Occupied Sq Ft	$	% of Total	$ Per Sq Ft
2024[(A)]	30,940	176,160	2.0	5.69
2025[(A)]	153,344	951,452	11.0	6.20
2026	181,707	1,236,375	14.3	6.80
2027	179,089	1,331,625	15.3	7.44
2028	148,729	1,234,177	14.2	8.30
Thereafter	426,814	3,745,965	43.2	8.78
Total	**1,120,623**	**8,675,754**	**100.0**	**7.74**
Weighted average term of leases remaining (based on net effective rent)				4.0 years

Prologis Share

		Net Effective Rent		
	Occupied Sq Ft	$	% of Total	$ Per Sq Ft
2024[(A)]	17,206	102,100	1.7	5.93
2025[(A)]	85,936	579,127	9.7	6.74
2026	114,525	818,839	13.7	7.15
2027	116,892	911,202	15.2	7.80
2028	98,313	852,338	14.2	8.67
Thereafter	297,219	2,721,756	45.5	9.16
Total	**730,091**	**5,985,362**	**100.0**	**8.20**
Weighted average term of leases remaining (based on net effective rent)				4.3 years

A. We have signed leases, which were due to expire in 2024 and 2025, totaling 20 million square feet and 41 million square feet, in our Owned and Managed portfolio (1.4% and 2.8% of total net effective rent) and 13 million square feet and 24 million square feet on a Prologis Share basis (1.4% and 2.4% of total net effective rent). These are excluded from 2024 and 2025 expirations and are reflected in the new year of expiration.

19

M&A and Significant Portfolio Activity $14,600 — $23,200 $3,100 — DEVELOPMENT STARTS (TEI) in millions DEVELOPMENT STABILIZATIONS (TEI) dollars in millions ACQUISITION ACTIVITY(A) in millions LAND PORTFOLIO in millions This data excludes acquisitions of land. The estimated build out includes the land portfolio, Covered Land Plays and other land that we could develop through options, ground leases, unconsolidated joint ventures and other contractual arrangements. Capital Deployment Overview – Prologis Share Outside the U.S. U.S. Est Value Creation $942 $1,326 $1,583 $917 $475 Est Wtd Avg Stabilized Yield 6.3% 6.1% 6.3% 6.3% 5.9% Est Build Out(B): Sq. Ft. 211 TEI $37,500 YTD Q3

Capital Deployment

3Q 2024 Supplemental

Development Stabilizations

	Q3 2024			FY 2024		
		TEI			TEI	
square feet and dollars in thousands	Square Feet	Owned and Managed	Prologis Share	Square Feet	Owned and Managed	Prologis Share
Central(A)	573	$ 280,357	$ 262,689	3,967	$ 624,122	$ 606,454
East	503	67,405	67,223	1,844	291,524	291,342
West	450	155,121	155,121	7,467	1,625,515	1,625,083
Total U.S.	**1,526**	**502,883**	**485,033**	**13,278**	**2,541,161**	**2,522,879**
Canada	–	–	–	–	–	–
Mexico	–	–	–	274	20,971	20,971
Brazil	–	–	–	–	–	–
Total Other Americas	**–**	**–**	**–**	**274**	**20,971**	**20,971**
Northern Europe	205	14,610	3,715	515	51,875	40,980
Southern Europe	–	–	–	657	61,654	55,285
Central Europe	260	28,970	28,970	1,213	115,818	115,818
United Kingdom	616	253,068	253,068	1,298	351,543	351,543
Total Europe	**1,081**	**296,648**	**285,753**	**3,683**	**580,890**	**563,626**
Japan	–	–	–	1,662	201,655	201,655
China(A)	1,705	89,210	13,382	3,786	212,904	31,936
Total Asia	**1,705**	**89,210**	**13,382**	**5,448**	**414,559**	**233,591**
Total Outside the U.S.	**2,786**	**385,858**	**299,135**	**9,405**	**1,016,420**	**818,188**
Total Development Stabilizations	**4,312**	**$ 888,741**	**$ 784,168**	**22,683**	**$ 3,557,581**	**$ 3,341,067**
Percent build-to-suit			5.9 %			27.5 %
Estimated weighted average stabilized yield			6.2 %			5.9 %
Annualized estimated NOI			$ 48,798			$ 197,905
Estimated weighted average stabilized cap rate			4.9 %			5.0 %
Estimated weighted average margin			16.4 %			14.2 %
Estimated value creation			**$ 128,991**			**$ 474,588**

A. TEI amount includes development on yards, parking lots, data centers, and other non-industrial assets that will be included in Other Real Estate Investments upon completion.

21

3Q 2024 Supplemental

Capital Deployment

Development Starts

square feet and dollars in thousands	Q3 2024 Square Feet	Q3 2024 Leased % at Start	Q3 2024 TEI Owned and Managed	Q3 2024 TEI Prologis Share	FY 2024 Square Feet	FY 2024 Leased % at Start	FY 2024 TEI Owned and Managed	FY 2024 TEI Prologis Share
Central(A)	–	–	$ 258,993	$ 135,364	30	100.0	$ 264,715	$ 141,086
East	626	0.0	104,366	104,366	1,309	0.0	265,847	260,102
West(A)	670	0.0	95,608	95,224	670	0.0	95,608	95,224
Total U.S.	**1,296**	**0.0**	**458,967**	**334,954**	**2,009**	**1.5**	**626,170**	**496,412**
Canada	–	–	–	–	–	–	–	–
Mexico	–	–	–	–	1,609	0.0	173,434	173,434
Brazil	–	–	–	–	–	–	–	–
Total Other Americas	**–**	**–**	**–**	**–**	**1,609**	**0.0**	**173,434**	**173,434**
Northern Europe	–	–	–	–	1,402	70.4	201,782	170,428
Southern Europe	–	–	–	–	423	34.9	40,698	40,698
Central Europe	447	100.0	32,537	32,537	846	74.4	59,327	59,327
United Kingdom	–	–	–	–	–	–	–	–
Total Europe	**447**	**100.0**	**32,537**	**32,537**	**2,671**	**66.0**	**301,807**	**270,453**
Japan	112	100.0	24,064	24,064	112	100.0	24,064	24,064
China	–	–	–	–	–	–	–	–
Total Asia	**112**	**100.0**	**24,064**	**24,064**	**112**	**100.0**	**24,064**	**24,064**
Total Outside the U.S.	**559**	**100.0**	**56,601**	**56,601**	**4,392**	**42.7**	**499,305**	**467,951**
Total Development Starts	**1,855**	**30.1**	**$ 515,568**	**$ 391,555**	**6,401**	**29.8**	**$ 1,125,475**	**$ 964,363**
Percent build-to-suit				49.0 %				31.8 %
Estimated weighted average stabilized yield				9.0 %				7.8 %
Annualized estimated NOI				$ 35,192				$ 75,426
Estimated weighted average stabilized cap rate				5.8 %				5.6 %
Estimated weighted average margin				41.8 %				30.5 %
Estimated value creation				**$ 169,495**				**$ 300,550**

A. TEI amount includes development on yards, parking lots, data centers, and other non-industrial assets that will be included in Other Real Estate Investments upon completion.

22

3Q 2024 Supplemental PROLOGIS

Capital Deployment

Development Portfolio

	Under Development															
	Pre-Stabilized Developments				2024 Expected Completion			2025 and Thereafter Expected Completion			Total Development Portfolio					
			TEI			TEI			TEI		Owned and Managed			Prologis Share		
square feet and dollars in thousands	Sq Ft	Leased %	Owned and Managed	Prologis Share	Sq Ft	Owned and Managed	Prologis Share	Sq Ft	Owned and Managed	Prologis Share	Sq Ft	Leased %	TEI	Sq Ft	Leased %	TEI
Central [(A)]	940	0.0	$ 140,988	$ 140,988	—	$ —	$ —	2,181	$ 1,391,811	$ 1,249,897	3,121	32.4	$ 1,532,799	3,098	32.0	$ 1,390,885
East[(A)]	1,057	6.7	256,082	248,742	575	93,676	93,676	2,392	575,905	569,802	4,024	17.0	925,663	3,946	17.1	912,220
West[(A)]	841	0.0	197,368	197,368	1,274	312,596	312,596	3,103	459,331	458,768	5,218	37.4	969,295	5,213	37.4	968,732
Total U.S.	**2,838**	**2.5**	**594,438**	**587,098**	**1,849**	**406,272**	**406,272**	**7,676**	**2,427,047**	**2,278,467**	**12,363**	**29.5**	**3,427,757**	**12,257**	**29.5**	**3,271,837**
Canada	—	—	—	—	2,036	373,902	373,902	475	86,298	86,298	2,511	38.9	460,200	2,511	38.9	460,200
Mexico	524	41.0	42,305	42,305	609	65,232	65,232	2,770	278,487	278,487	3,903	21.9	386,024	3,903	21.9	386,024
Brazil	—	—	—	—	1,494	113,987	22,797	—	—	—	1,494	88.3	113,987	299	88.3	22,797
Total Other Americas	**524**	**41.0**	**42,305**	**42,305**	**4,139**	**553,121**	**461,931**	**3,245**	**364,785**	**364,785 —**	**7,908**	**39.8**	**960,211**	**6,713**	**31.2**	**869,021**
Northern Europe	1,283	21.8	167,251	167,251	765	123,665	123,665	1,493	238,602	191,497	3,541	53.9	529,518	3,338	53.0	482,413
Southern Europe	89	0.0	9,037	2,298	562	68,157	68,157	347	32,456	32,456	998	63.5	109,650	932	68.0	102,911
Central Europe	477	71.2	44,873	31,802	—	—	—	846	60,422	60,422	1,323	73.3	105,295	1,198	70.5	92,224
United Kingdom	28	0.0	12,875	3,274	—	—	—	360	162,644	162,644	388	0.0	175,519	368	0.0	165,918
Total Europe	**1,877**	**33.0**	**234,036**	**204,625**	**1,327**	**191,822**	**191,822**	**3,046**	**494,124**	**447,019**	**6,250**	**56.2**	**919,982**	**5,836**	**55.6**	**843,466**
Japan	1,002	27.2	122,674	122,674	80	29,635	29,635	2,067	353,454	353,454	3,149	14.8	505,763	3,149	14.8	505,763
China[(A)]	824	54.3	39,503	5,925	—	—	—	2,382	156,406	23,461	3,206	14.0	195,909	481	14.0	29,386
Total Asia	**1,826**	**39.4**	**162,177**	**128,599**	**80**	**29,635**	**29,635**	**4,449**	**509,860**	**376,915**	**6,355**	**14.4**	**701,672**	**3,630**	**14.7**	**535,149**
Total Outside the U.S.	**4,227**	**36.8**	**438,518**	**375,529**	**5,546**	**774,578**	**683,388**	**10,740**	**1,368,769**	**1,188,719**	**20,513**	**36.9**	**2,581,865**	**16,179**	**36.3**	**2,247,636**
Total Development Portfolio	**7,065**	**23.0**	**$ 1,032,956**	**$ 962,627**	**7,395**	**$ 1,180,850**	**$ 1,089,660**	**18,416**	**$ 3,795,816**	**$ 3,467,186**	**32,876**	**34.1**	**$ 6,009,622**	**28,436**	**33.4**	**$ 5,519,473**
Cost to complete			$ 92,016	$ 89,399		$ 200,764	$ 172,399		$ 2,182,596	$ 1,959,175			$ 2,475,376			$ 2,220,973
Percent build-to-suit				0.5 %			38.8 %			45.2 %						36.2 %
Estimated weighted average stabilized yield				6.3 %			6.9 %			7.1 %						6.9 %

Annualized estimated NOI	$ 381,456
Estimated weighted average stabilized cap rate	5.3 %
Estimated weighted average margin	26.2 %
Estimated value creation	**$ 1,449,660**

A. TEI amount includes development on yards, parking lots, data centers, and other non-industrial assets that will be included in Other Real Estate Investments upon completion. The data centers in our Development Portfolio have a TEI of $1.3 billion and $1.1 billion and cost to complete of $0.9 billion and $0.8 billion on an Owned and Managed basis and Prologis Share basis, respectively.

23

3Q 2024 Supplemental

Capital Deployment

Third-Party Acquisitions

square feet and dollars in thousands	Q3 2024 Square Feet Owned and Managed	Q3 2024 Square Feet Prologis Share	Q3 2024 Acquisition Price Owned and Managed	Q3 2024 Acquisition Price Prologis Share	FY 2024 Square Feet Owned and Managed	FY 2024 Square Feet Prologis Share	FY 2024 Acquisition Price Owned and Managed	FY 2024 Acquisition Price Prologis Share
Prologis Wholly-Owned(A)	7,212	7,212	$ 568,639	$ 568,639	9,418	9,418	$ 806,644	$ 806,644
Total U.S.	**7,212**	**7,212**	**568,639**	**568,639**	**9,418**	**9,418**	**806,644**	**806,644**
Prologis Wholly-Owned	1,558	1,558	389,446	389,446	1,629	1,629	390,834	390,834
FIBRA Prologis	1,515	538	191,781	67,982	1,565	559	199,875	71,323
Prologis European Logistics Fund	–	–	–	–	954	245	158,246	40,644
Prologis European Logistics Partners	650	325	75,431	37,715	650	325	75,431	37,715
Total Outside the U.S.	**3,723**	**2,421**	**656,658**	**495,143**	**4,798**	**2,758**	**824,386**	**540,516**
Total Third-Party Building Acquisitions	**10,935**	**9,633**	**$ 1,225,297**	**$ 1,063,782**	**14,216**	**12,176**	**$ 1,631,030**	**$ 1,347,160**
Weighted average stabilized cap rate				**5.1%**				**5.1%**
Acquisitions of other real estate investments			185,815	185,815			185,982	185,982
Total Third-Party Acquisitions			**$ 1,411,112**	**$ 1,249,597**			**$ 1,817,012**	**$ 1,533,142**

A. Q3 2024 includes the acquisition price for the purchase of our partners' interest in an unconsolidated U.S. joint venture. As a result of the acquisition, we own 100% of the properties and they are included in the Operating Portfolio.

24

3Q 2024 Supplemental

Capital Deployment

Dispositions and Contributions

square feet and dollars in thousands	Q3 2024 Square Feet Owned and Managed	Q3 2024 Square Feet Prologis Share	Q3 2024 Sales Price Owned and Managed	Q3 2024 Sales Price Prologis Share	FY 2024 Square Feet Owned and Managed	FY 2024 Square Feet Prologis Share	FY 2024 Sales Price Owned and Managed	FY 2024 Sales Price Prologis Share
Third-Party Building Dispositions								
Prologis Wholly-Owned	1,704	1,704	$ 177,240	$ 177,240	9,331	9,331	$ 903,433	$ 903,433
Prologis Targeted U.S. Logistics Fund	541	164	52,100	15,771	1,148	340	121,852	35,972
Total U.S.	**2,245**	**1,868**	**229,340**	**193,011**	**10,479**	**9,671**	**1,025,285**	**939,405**
Total Outside the U.S.	**–**	**–**	**–**	**–**	**–**	**–**	**–**	**–**
Total Third-Party Building Dispositions	**2,245**	**1,868**	**$ 229,340**	**$ 193,011**	**10,479**	**9,671**	**$ 1,025,285**	**$ 939,405**
Building Contributions to Co-Investment Ventures								
Prologis Targeted U.S. Logistics Fund	5,437	5,437	$ 902,029	$ 628,984	5,437	5,437	$ 902,029	$ 628,984
Total U.S.	**5,437**	**5,437**	**902,029**	**628,984**	**5,437**	**5,437**	**902,029**	**628,984**
FIBRA Prologis	274	274	23,558	13,833	274	274	23,558	13,833
Total Other Americas	**274**	**274**	**23,558**	**13,833**	**274**	**274**	**23,558**	**13,833**
Prologis European Logistics Fund	–	–	–	–	1,839	1,839	377,038	280,451
Total Europe	**–**	**–**	**–**	**–**	**1,839**	**1,839**	**377,038**	**280,451**
Total Outside the U.S.	**274**	**274**	**23,558**	**13,833**	**2,113**	**2,113**	**400,596**	**294,284**
Total Building Contributions to Co-Investment Ventures	**5,711**	**5,711**	**$ 925,587**	**$ 642,817**	**7,550**	**7,550**	**$ 1,302,625**	**$ 923,268**
Total Building Dispositions and Contributions	**7,956**	**7,579**	**$ 1,154,927**	**$ 835,828**	**18,029**	**17,221**	**$ 2,327,910**	**$ 1,862,673**
Weighted average stabilized cap rate				**4.5 %**				**5.2 %**
Land dispositions			—	—			798	798
Dispositions of other real estate investments[A]			—	—			166,486	166,486
Grand Total Dispositions and Contributions			**$ 1,154,927**	**$ 835,828**			**$ 2,495,194**	**$ 2,029,957**

A. Amounts include the disposition of non-industrial assets, including yards. Dispositions of Non-Strategic Assets are included as third-party building dispositions.

25

3Q 2024 Supplemental

Capital Deployment

Land Portfolio – Owned and Managed

square feet and dollars in thousands, including markets where we own land ordered by Prologis Share of Operating Portfolio NOI (%)	Acres: Owned and Managed	Acres: Prologis Share	Acres: Estimated Build Out (sq ft)	Current Book Value: Owned and Managed	Current Book Value: Prologis Share	Current Book Value: % of Total
Southern California	639	593	11,626	$ 726,402	$ 688,153	15.5
New Jersey/New York City	168	168	2,462	358,984	358,984	8.1
Chicago	84	84	1,451	23,758	23,693	0.6
San Francisco Bay Area	56	56	1,010	89,182	89,182	2.0
Dallas/Ft. Worth	386	386	5,726	134,206	134,129	3.0
Atlanta	464	464	4,767	47,659	47,659	1.1
South Florida	100	99	1,475	103,809	103,543	2.4
Lehigh Valley	105	105	1,029	40,629	40,629	0.9
Houston	428	416	6,311	156,497	154,826	3.5
Seattle	61	61	1,130	54,147	54,147	1.2
Central Valley	802	802	12,841	200,216	200,215	4.5
Baltimore/Washington	120	120	1,279	61,519	61,519	1.4
Nashville	365	365	5,085	132,180	132,180	3.0
Orlando	154	131	2,071	46,754	39,895	0.9
Phoenix	92	92	1,431	40,486	40,486	0.9
Las Vegas	1,038	1,038	14,428	315,431	315,431	7.1
Indianapolis	4	4	38	284	284	0.0
Remaining U.S. markets (7 markets)	589	587	8,519	237,111	236,107	5.3
Total U.S.	**5,655**	**5,571**	**82,679**	**2,769,254**	**2,721,062**	**61.4**
Mexico	674	667	12,479	242,401	240,488	5.4
Canada	237	237	4,178	398,721	398,721	9.0
Brazil	753	597	16,298	272,531	241,334	5.5
Total Other Americas	**1,664**	**1,501**	**32,955**	**913,653**	**880,543**	**19.9**
United Kingdom	309	309	5,667	283,268	283,268	6.4
France	171	124	3,340	141,882	133,627	3.0
Germany	101	67	2,154	90,365	56,328	1.3
Netherlands	55	55	1,437	55,758	55,758	1.3
Remaining European countries (7 countries)	789	729	15,423	163,769	149,330	3.3
Total Europe	**1,425**	**1,284**	**28,021**	**735,042**	**678,311**	**15.3**
Japan	85	85	4,719	100,422	100,422	2.3
China	47	7	1,275	13,572	2,036	0.0
India	225	169	5,197	65,162	48,871	1.1
Total Asia	**357**	**261**	**11,191**	**179,156**	**151,329**	**3.4**
Total Outside the U.S.	**3,446**	**3,046**	**72,167**	**1,827,851**	**1,710,183**	**38.6**
Total Land Portfolio	**9,101**	**8,617**	**154,846**	**$ 4,597,105**	**$ 4,431,245**	**100.0**

26

3Q 2024 Supplemental

Capital Deployment

Land Portfolio – Summary and Roll Forward

dollars in thousands	Acres			Current Book Value		
	Owned and Managed	Prologis Share	% of Total	Owned and Managed	Prologis Share	% of Total
Central	1,491	1,477	17.1	$ 539,756	$ 536,990	12.1
East	1,251	1,227	14.2	693,007	685,882	15.5
West	2,913	2,867	33.3	1,536,491	1,498,190	33.8
Total U.S.	**5,655**	**5,571**	**64.6**	**2,769,254**	**2,721,062**	**61.4**
Mexico	674	667	7.7	242,401	240,488	5.4
Canada	237	237	2.8	398,721	398,721	9.0
Brazil	753	597	6.9	272,531	241,334	5.5
Total Other Americas	**1,664**	**1,501**	**17.4**	**913,653**	**880,543**	**19.9**
Central Europe	525	502	5.8	112,644	108,314	2.4
Northern Europe	199	147	1.7	157,420	118,363	2.7
Southern Europe	392	326	3.8	181,710	168,366	3.8
United Kingdom	309	309	3.6	283,268	283,268	6.4
Total Europe	**1,425**	**1,284**	**14.9**	**735,042**	**678,311**	**15.3**
Japan	85	85	1.0	100,422	100,422	2.3
China	47	7	0.1	13,572	2,036	0.0
India	225	169	2.0	65,162	48,871	1.1
Total Asia	**357**	**261**	**3.1**	**179,156**	**151,329**	**3.4**
Total Outside the U.S.	**3,446**	**3,046**	**35.4**	**1,827,851**	**1,710,183**	**38.6**
Total Land Portfolio	**9,101**	**8,617**	**100.0**	**$ 4,597,105**	**$ 4,431,245**	**100.0**
Estimated build out of land portfolio (in TEI)				$ 24,500,000	$ 23,500,000	
Estimated build out of Covered Land Plays (in TEI)				7,800,000	6,500,000	
Estimated build out of other land (in TEI)[(A)]				8,400,000	7,500,000	
Total				**$ 40,700,000**	**$ 37,500,000**	

Land Roll Forward - Prologis Share	U.S.	Other Americas	Europe	Asia	Total
At June 30, 2024	**$ 2,735,549**	**$ 842,898**	**$ 580,888**	**$ 89,097**	**$ 4,248,432**
Acquisitions	3,412	—	53,786	45,989	103,187
Reclassification of Covered Land Plays	28,008	—	—	—	28,008
Development starts	(32,177)	—	(4,892)	—	(37,069)
Infrastructure costs	49,525	27,696	17,274	5,250	99,745
Effect of changes in foreign exchange rates and other	(63,255)	9,949	31,255	10,993	(11,058)
At September 30, 2024	**$ 2,721,062**	**$ 880,543**	**$ 678,311**	**$ 151,329**	**$ 4,431,245**

A. Amounts include approximately 3,300 acres that we could develop through options, ground leases, unconsolidated joint ventures and other contractual arrangements.

27

Solar Operating and Development Portfolios – Owned and Managed Capital Deployment dollars in thousands, including markets where we own solar ordered by Prologis Share of Operating Portfolio NOI (%) Operating Portfolio Development Portfolio Solar Capacity (MW) Gross Book Value Solar Capacity (MW) Current Investment TEI Southern California 19 $ 42,443 46 $ 55,384 $ 145,661 New Jersey/New York City 53 98,781 18 51,586 74,066 Chicago – – 19 39,324 57,177 San Francisco Bay Area 5 12,545 12 10,972 42,541 Central Valley 15 28,827 13 26,121 40,137 Remaining U.S. markets (3 markets) – – 6 1,475 12,613 Total U.S. 92 182,596 114 184,862 372,195 Mexico – – 16 7,497 13,964 Total Other Americas – – 16 7,497 13,964 Germany 22 16,719 13 2,002 12,752 Italy 12 6,503 2 1,099 2,669 Remaining European countries (4 countries) 5 5,662 – – – Total Europe 39 28,884 15 3,101 15,421 Japan 45 73,014 13 6,315 10,230 China 16 9,689 10 3,800 4,528 Singapore – – 5 2,998 4,807 Total Asia 61 82,703 28 13,113 19,565 Total Outside the U.S 100 111,587 59 23,711 48,950 Total Owned and Managed 192 $ 294,183 173 $ 208,573 $ 421,145 Third-party owned solar 346 – Total Solar Capacity (MW) 538 173 Investment Tax Credits ("ITC") (110,320) TEI, Net of ITCs $ 310,825 Estimated weighted average stabilized yield 13.0%

THIRD-PARTY AUM dollars in billions THIRD-PARTY FEE RELATED AND PROMOTE REVENUE in millions FEE RELATED EARNINGS ANNUALIZED* in millions NET PROMOTE INCOME (EXPENSE) dollars in millions *This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Net Promote Income (Expense) in 2024 is negative due to expense from the amortization of stock compensation issued to employees related to promote income recognized in prior periods. Please refer to Highlights for Guidance for 2024 Net Promote Income (Expense). Strategic Capital Overview 27.2 21.6 37.1 51.5 48.4 Trailing 3-year basis points of third-party AUM 91.4% 94.9% 95.0% 93.0% 94.4% % Open end/Public (A)

3Q 2024 Supplemental

Strategic Capital

Summary and Financial Highlights

Co-Investment Ventures	Region	Type	Established	Accounting Method	Ownership	Structure	Next Promote Opportunity
Prologis U.S. Logistics Venture	U.S.	Core	2014	Consolidated	55.0 %	Open end	Q4 2024*
Prologis Targeted U.S. Logistics Fund	U.S.	Core	2004	Unconsolidated	30.3 %	Open end	Q2 2026
FIBRA Prologis(A)	Mexico	Core	2014	Unconsolidated	35.5 %	Public, Mexican Exchange	Q2 2025
Prologis Brazil Logistics Venture	Brazil	Core/Development	2019	Unconsolidated	20.0 %	Closed end	Q4 2024*
Prologis European Logistics Fund	Europe	Core	2007	Unconsolidated	25.4 %	Open end	Q3 2025
Prologis European Logistics Partners	Europe	Core	2013	Unconsolidated	50.0 %	Open end	Q4 2024*
Nippon Prologis REIT(A)	Japan	Core	2013	Unconsolidated	15.1 %	Public, Tokyo Exchange	N/A
Prologis Japan Core Logistics Fund	Japan	Core	2023	Unconsolidated	16.3 %	Closed end	Q2 2025
Prologis China Core Logistics Fund	China	Core	2019	Unconsolidated	15.5 %	Open end	Q3 2025
Prologis China Logistics Venture	China	Development	2011	Unconsolidated	15.0 %	Closed end	Q4 2024

	Venture (at 100%)(B)			
in thousands	Square Feet	GBV of Operating Bldgs	GBV of Real Estate	Debt
Unconsolidated Co-Investment Ventures				
Prologis Targeted U.S. Logistics Fund	129,705	$ 14,083,864	$ 14,618,067	$ 5,395,514
FIBRA Prologis(A)	48,746	3,529,124	3,543,512	1,061,808
Prologis Brazil Logistics Venture and other joint ventures	17,912	834,870	946,134	–
Prologis European Logistics Fund	166,688	19,874,716	20,041,731	6,167,428
Prologis European Logistics Partners	60,016	7,214,592	7,460,851	–
Nippon Prologis REIT(A)	43,371	6,553,629	6,553,629	2,344,259
Prologis Japan Core Logistics Fund	2,598	486,308	486,308	273,956
Prologis China Core Logistics Fund	30,002	2,264,981	2,309,961	993,228
Prologis China Logistics Venture	22,487	1,130,923	1,242,948	391,583
Total Unconsolidated Co-Investment Ventures	**521,525**	**55,973,007**	**57,203,141**	**16,627,776**
Consolidated Co-Investment Ventures				
Prologis U.S. Logistics Venture	77,567	8,234,591	8,303,645	–
Total Unconsolidated Co-Investment Ventures	**77,567**	**8,234,591**	**8,303,645**	**–**
Total	**599,092**	**$ 64,207,598**	**$ 65,506,786**	**$ 16,627,776**

* The next promote opportunity is related to the Stabilization of individual development project(s).

A. Throughout this document we use the most recent public information for these co-investment ventures. On August 6, 2024, FIBRA Prologis completed its tender offer to acquire 77.1% of FIBRA Terrafina's shares through a combination of stock and cash. FIBRA Terrafina manages 42.2 million square feet of industrial real estate, including 288 industrial properties and 4 land bank properties. As a result of the transaction, our ownership percentage of FIBRA Prologis decreased to 35.5%. As FIBRA Prologis has not publicly reported its Q3 results and the impact of the FIBRA Terrafina transaction, this acquisition is excluded from our third quarter reporting.

B. Values represent the entire venture at 100%, not Prologis' proportionate share. Values are presented at Prologis' adjusted basis derived from the ventures' U.S. GAAP information and may not be comparable to values reflected in the ventures' stand alone financial statements calculated on a different basis.

30

Strategic Capital

3Q 2024 Supplemental

PROLOGIS

Operating and Balance Sheet Information of the Unconsolidated Co-Investment Ventures (at 100%)[(A)]

dollars in thousands	U.S.	Other Americas	Europe	Asia	Total
Operating Information		For the Three Months Ended September 30, 2024			
Rental revenue	$ 355,395	$ 110,376	$ 466,635	$ 161,406	$ 1,093,812
Rental expense	(85,779)	(17,827)	(86,482)	(43,932)	(234,020)
General and administrative expense	(18,635)	(15,660)	(19,265)	(17,992)	(71,552)
Depreciation and amortization expense	(112,583)	(29,835)	(190,135)	(55,834)	(388,387)
Other operating revenue (expense)	(1,519)	(40)	120	(53)	(1,492)
Operating income before gains on real estate transactions, net	**136,879**	**47,014**	**170,873**	**43,595**	**398,361**
Gains (losses) on dispositions of investments in real estate, net	13,441	(327)	34	–	13,148
Operating income	**150,320**	**46,687**	**170,907**	**43,595**	**411,509**
Interest expense	(56,093)	(10,166)	(45,100)	(22,005)	(133,364)
Current and deferred income tax expense	(29)	(345)	(32,045)	(7,203)	(39,622)
Foreign currency, derivative and other gains (losses) and other income (expense), net	9,028	4,798	2,452	(3,961)	12,317
Net earnings	**103,226**	**40,974**	**96,214**	**10,426**	**250,840**
Real estate related depreciation and amortization expense	108,671	29,835	186,658	53,522	378,686
(Gains) losses on dispositions of investments in real estate, net of taxes	(13,440)	327	(34)	–	(13,147)
Unrealized foreign currency, derivative and other losses (gains), net	–	(1,160)	(423)	6,855	5,272
Deferred income tax expense	–	–	4	—	4
FFO, as modified by Prologis*	**198,457**	**69,976**	**282,419**	**70,803**	**621,655**
Core FFO defined adjustments	–	–	(1)	–	(1)
Core FFO*	**$ 198,457**	**$ 69,976**	**$ 282,418**	**$ 70,803**	**$ 621,654**
Balance Sheet Information			At September 30, 2024		
Operating properties, before depreciation	$ 14,083,864	$ 4,363,994	$ 27,089,308	$ 10,435,841	$ 55,973,007
Accumulated depreciation	(2,801,479)	(700,530)	(4,440,193)	(1,207,344)	(9,149,546)
Properties under development, land and other real estate	534,203	125,652	413,274	157,005	1,230,134
Other assets	1,366,321	293,764	1,757,273	838,348	4,255,706
Total assets	**$ 13,182,909**	**$ 4,082,880**	**$ 24,819,662**	**$ 10,223,850**	**$ 52,309,301**
Third-party debt	$ 5,395,514	$ 1,061,808	$ 6,167,428	$ 4,003,026	$ 16,627,776
Other liabilities	848,093	85,633	2,157,502	435,942	3,527,170
Total liabilities	**$ 6,243,607**	**$ 1,147,441**	**$ 8,324,930**	**$ 4,438,968**	**$ 20,154,946**
Weighted average ownership	**30.3 %**	**33.4 %**	**32.2 %**	**15.2 %**	**28.6 %**

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

A. Values represent the entire venture at 100%, not Prologis' proportionate share. Values are presented at Prologis' adjusted basis derived from the ventures' U.S. GAAP information and may not be comparable to values reflected in the ventures' stand alone financial statements calculated on a different basis. Amounts do not include the results of the FIBRA Terrafina acquisition, refer to page 27 for additional details.

31

Non-GAAP Pro-Rata Financial Information(A) * This is a non-GAAP financial measure, please see our Notes and Definitions for further explanation. See our Notes and Definitions for further explanation of how these amounts are calculated. Amounts do not include the results of the FIBRA Terrafina acquisition, refer to page 27 for additional details. Strategic Capital dollars in thousands Noncontrolling Interests included in Consolidated Amounts* Prologis Share of Unconsolidated Co-Investment Ventures* Operating Information For the Three Months Ended September 30, 2024 Rental revenue $ 98,223 $ 315,671 Rental expense (23,125) (64,633) General and administrative expense (11,698) (22,009) Depreciation and amortization expense (31,310) (109,450) Other operating income (expense) 143 (411) Operating income before gains 32,233 119,168 Gains on dispositions of investments in real estate, net 124 3,862 Operating income 32,357 123,030 Interest expense (384) (34,942) Current and deferred income tax expense (44) (11,213) Foreign currency, derivative and other gains and other income, net 765 4,716 Earnings from unconsolidated co-investment ventures, net 34 – Net earnings 32,728 81,591 Real estate related depreciation and amortization expense 30,617 106,847 Gains on other dispositions of investments in real estate, net of taxes (excluding development properties and land) (124) (3,862) NAREIT defined FFO* 63,221 184,576 Unrealized foreign currency, derivative and other losses, net – 552 Deferred income tax benefit – – FFO, as modified by Prologis* 63,221 185,128 Core FFO defined adjustments – – Core FFO* $ 63,221 $ 185,128 Balance Sheet Information At September 30, 2024 Operating properties, before depreciation $ 3,860,642 $ 15,916,591 Accumulated depreciation (796,413) (2,680,980) Properties under development, land and other real estate 130,164 378,417 Other assets 190,305 1,208,989 Total assets $ 3,384,698 $ 14,823,017 Third-party debt $ 18,487 $ 4,188,098 Other liabilities 81,366 927,326 Total liabilities $ 99,853 $ 5,115,424 Weighted average ownership 35.5% 28.6 % Noncontrolling interests investment $ 3,284,845 Investment in and advances to unconsolidated co-investment ventures $ 9,275,611 Investment in and advances to other unconsolidated ventures 817,154 Investment in and advances to unconsolidated entities $ 10,092,765

Capitalization

3Q 2024 Supplemental PROLOGIS

Overview

ASSETS UNDER MANAGEMENT
dollars in millions


$156,361
$217,566
$217,566
$225,000
$200,000
$175,000
$150,000
$125,000
$100,000
$75,000
$50,000
$25,000
$0
Investment Capacity $1,705
AUM Strategic Captial $91,022
Debt $36,459
Market Equity $119,902
Investors' share of ventures $59,500
Prologis Share of ventures $29,817
Direct owned and other $126,544
Total Enterprise Value(A) $156,361
Asia 6.7%
Europe 15.5%
Other Americas 2.2%
US(B) 75.6%
Enterprise Value(A)
AUM by Ownership
AUM by Geography

U.S. DOLLAR EXPOSURE
dollars in millions


$156,361
$36,459
$119,902
Outside U.S. 16.0%
U.S. Dollar (B) 84.0%
Outside U.S. 56.3%
U.S. Dollar(B) 43.7%
Outside U.S. 3.8%
U.S. Dollar (B) 96.2%
Enterprise Value(A)
Debt
Market Equity

Prologis Share - Debt Metrics[C]	September 30, 2024	June 30, 2024
Debt as % of gross Market Capitalization*	23.1 %	23.7 %
Debt as % of gross real estate assets*	34.4 %	32.5 %
Secured debt as % of gross real estate assets*	0.5 %	0.5 %
Unencumbered gross real estate assets to unsecured debt*	282.5 %	297.2 %
Fixed charge coverage ratio*	6.6x	6.7x
Fixed charge coverage ratio, excluding development gains*	6.2x	6.3x
Debt/Adjusted EBITDA*	5.1x	4.9x
Debt/Adjusted EBITDA, excluding development gains*	5.3x	5.2x
Weighted average interest rate	3.1 %	3.1 %
Weighted average remaining maturity in years	9.2	9.3
Percentage of floating rate debt	5.2 %	5.0 %
Credit Ratings at September 30, 2024[D]		
Moody's	A3 (Outlook Positive)	
Standard & Poor's	A (Outlook Stable)	

DEBT BY CURRENCY – PROLOGIS SHARE


Other 6.0%
JPY 10.2%
GBP 7.9%
USD 43.7%
EUR 32.2%

UNENCUMBERED ASSETS – PROLOGIS SHARE: $103.3B
in billions


Other $6.3
CIP & Land $7.8
Operating Properties $89.2

* This is a non-GAAP financial measure. Please see our Notes and Definitions for detailed calculation.

A. Enterprise value is calculated using Prologis' stock price of $126.28 at September 30, 2024. Prologis' stock price was $112.31 at June 30, 2024.
B. Mexico is included in the U.S. as it is U.S. dollar functional.
C. The detailed calculations are included in the Notes and Definitions section and are not in accordance with the applicable SEC rules.
D. A securities rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal at any time by the rating organization.

33

3Q 2024 Supplemental PROLOGIS

Capitalization

Debt Components – Consolidated

dollars in thousands

	Unsecured						
Maturity	Senior	Credit Facilities and Commercial Paper[A]	Other[B]	Secured Mortgage	Total	Wtd. Avg. Interest Rate	% Fixed
2024	$ –	$ –	$ –	$ 1,962	$ 1,962	4.0 %	100 %
2025	35,027	–	423	179,938	215,388	4.2 %	80 %
2026	1,324,968	–	840,951	3,980	2,169,899	2.7 %	73 %
2027	1,962,895	–	272,391	4,156	2,239,442	2.5 %	90 %
2028	2,594,354	660,737	103,680	3,041	3,361,812	3.2 %	78 %
2029	3,364,865	–	–	3,191	3,368,056	2.7 %	100 %
2030	2,821,196	–	35,027	3,345	2,859,568	2.7 %	99 %
2031	2,079,453	–	140,108	17,607	2,237,168	2.4 %	100 %
2032	1,649,142	–	210,161	18,715	1,878,018	1.7 %	100 %
2033	2,322,789	–	182,470	43,236	2,548,495	4.4 %	97 %
2034	3,005,480	–	175,135	–	3,180,615	3.8 %	100 %
Thereafter	8,824,003	–	–	–	8,824,003	3.4 %	100 %
Subtotal	**$ 29,984,172**	**$ 660,737**	**$ 1,960,346**	**$ 279,171**	**$ 32,884,426**	**3.1 %**	**95 %**
Unamortized net premiums (discounts)	(465,616)	–	–	7,359	(458,257)		
Unamortized finance costs	(132,136)	–	(3,524)	(677)	(136,337)		
Total consolidated debt, net of unamortized premiums (discounts) and finance costs	**$ 29,386,420**	**$ 660,737**	**$ 1,956,822**	**$ 285,853**	**$ 32,289,832**		
Weighted average interest rate	3.2 %	3.3 %	1.9 %	4.4 %	3.1 %		
Weighted average remaining maturity in years	10.0	3.8	4.4	3.6	9.5		

Prologis consolidated debt by local currency

	Senior	Credit Facilities and Commercial Paper	Other	Secured Mortgage	Total	Investment Hedges[C]	Total	% of Total
USD	$ 14,283,736	$ –	$ 7,797	$ 152,456	$ 14,443,989	$ (594,274)	$ 13,849,715	43 %
EUR	10,373,348	506,619	–	–	10,879,967	–	10,879,967	34 %
GBP	1,834,209	–	–	–	1,834,209	430,435	2,264,644	7 %
JPY	1,717,343	154,118	1,482,650	–	3,354,111	–	3,354,111	10 %
CAD	772,090	–	221,754	133,397	1,127,241	163,839	1,291,080	4 %
Other	405,694	–	244,621	–	650,315	–	650,315	2 %
Total Debt	**$ 29,386,420**	**$ 660,737**	**$ 1,956,822**	**$ 285,853**	**$ 32,289,832**	**$ –**	**$ 32,289,832**	**100 %**

Liquidity

Aggregate lender commitments:	
Credit facilities	$ 6,500,549
Less: Credit facilities borrowings outstanding	660,737
Less: Commercial paper borrowings outstanding[D]	–
Less: Outstanding letters of credit	25,705
Current availability	5,814,107
Cash and cash equivalents	780,871
Total liquidity	**$ 6,594,978**

A. This includes our Credit Facilities and commercial paper borrowings. The maturities for the 2023 Global Facility ($507 million) and the Yen revolver ($154 million) are reflected at the extended maturity date, as the extension is at our option.
B. The maturity of certain debt ($325 million) is reflected at the extended maturity dates as the extension is at our option.
C. We manage our exposure to changes in foreign currency exchange rates using foreign currency forward contracts, including those that are accounted for as net investment hedges, to economically reduce our exposure to fluctuations in foreign currency rates. The effect is reflected in the table under Investment Hedges. See also page 30 for our market equity exposure by currency.
D. We are required to maintain available commitments under our Credit Facilities in an amount at least equal to the commercial paper borrowings outstanding.

34

3Q 2024 Supplemental
PROLOGIS

Capitalization

Debt Components – Noncontrolling Interests and Unconsolidated[(A)]

dollars in thousands	Noncontrolling Interests					Prologis Share of Unconsolidated Co-Investment Ventures				
Maturity	**Unsecured**	**Secured**	**Total**	**Wtd. Avg. Interest Rate**	**% Fixed**	**Unsecured[(B)]**	**Secured**	**Total**	**Wtd. Avg. Interest Rate**	**% Fixed**
2024	$ –	$ 187	$ 187	3.6 %	100 %	$ 12,669	$ 2,464	$ 15,133	1.3 %	87 %
2025	–	5,100	5,100	7.3 %	15 %	236,426	11,007	247,433	3.6 %	72 %
2026	–	796	796	3.6 %	100 %	80,717	70,826	151,543	3.4 %	74 %
2027	–	829	829	3.6 %	100 %	191,736	36,057	227,793	3.3 %	96 %
2028	–	390	390	3.4 %	100 %	327,211	75,034	402,245	3.6 %	83 %
2029	–	410	410	3.4 %	100 %	511,245	4,522	515,767	3.5 %	92 %
2030	–	430	430	3.4 %	100 %	459,832	1,925	461,757	3.0 %	99 %
2031	–	1,861	1,861	3.4 %	100 %	345,412	1,113	346,525	2.9 %	100 %
2032	–	473	473	3.4 %	100 %	443,562	585	444,147	2.6 %	100 %
2033	–	6,810	6,810	3.4 %	100 %	287,257	42,397	329,654	2.5 %	100 %
2034	–	–	–	–	–	211,890	369	212,259	5.2 %	100 %
Thereafter	–	–	–	–	–	856,722	–	856,722	4.3 %	100 %
Subtotal	**$ —**	**$ 17,286**	**$ 17,286**	**4.6 %**	**75 %**	**$ 3,964,679**	**$ 246,299**	**$ 4,210,978**	**3.5 %**	**94 %**
Unamortized net premiums (discounts)	–	1,261	1,261			(8,378)	816	(7,562)		
Unamortized finance costs	–	(60)	(60)			(14,188)	(1,130)	(15,318)		
Noncontrolling interests and Prologis Share of unconsolidated debt, net of unamortized premiums (discounts) and finance costs	**$ –**	**$ 18,487**	**$ 18,487**			**$ 3,942,113**	**$ 245,985**	**$ 4,188,098**		
Weighted average interest rate	–	4.6 %	4.6 %			3.4 %	4.0 %	3.5 %		
Weighted average remaining maturity in years	–	6.3	6.3			7.0	4.4	6.9		

Noncontrolling interests share of consolidated debt by local currency

	Unsecured	Secured	Total	% of Total
USD	$ –	$ 18,487	$ 18,487	100 %
EUR	–	–	–	–
GBP	–	–	–	–
JPY	–	–	–	–
CAD	–	–	–	–
Other	–	–	–	–
Total Debt	**$ –**	**$ 18,487**	**$ 18,487**	**100 %**

Prologis Share of unconsolidated debt by local currency

	Unsecured	Secured	Total	Investment Hedges[(C)]	Total	% of Total
USD	$ 2,016,727	$ 66,730	$ 2,083,457	$ –	$ 2,083,457	50 %
EUR	1,285,684	45,351	1,331,035	(488,285)	842,750	20 %
GBP	185,822	23,589	209,411	395,753	605,164	14 %
JPY	353,280	44,518	397,798	–	397,798	10 %
CAD	–	–	–	–	–	–
Other	100,600	65,797	166,397	92,532	258,929	6 %
Total Debt	**$ 3,942,113**	**$ 245,985**	**$ 4,188,098**	**$ –**	**$ 4,188,098**	**100 %**

A. Refer to Notes and Definitions under Non-GAAP Pro-Rata Financial Information for further explanation on how these amounts are calculated. Amounts do not include the results of the FIBRA Terrafina acquisition, refer to page 27 for additional details.
B. The maturity of certain unsecured debt (Prologis Share $255 million) is reflected at the extended maturity dates as the extension is at the venture's option.
C. We manage our exposure to changes in foreign currency exchange rates using foreign currency forward contracts, including those that are accounted for as net investment hedges, to economically reduce our exposure to fluctuations in foreign currency rates. The effect is reflected in the table under Investment Hedges. See also page 30 for our market equity exposure by currency.

35

3Q 2024 Supplemental PROLOGIS

Net Asset Value

Components – Prologis Share(A)

in thousands, except for percentages and per square foot amounts

Operating Portfolio

	Square Feet	Gross Book Value	GBV per Sq Ft	Adjusted Cash NOI (Actual)*	Adjusted Cash NOI (Pro Forma)*	Annualized Adjusted Cash NOI*	Percent Occupied
Consolidated							
U.S.	585,395	$ 72,074,772	$ 123	$ 1,168,695	$ 1,168,695	$ 4,674,780	96.6 %
Other Americas	12,635	1,244,797	99	26,514	26,514	106,056	97.8 %
Europe	9,616	1,087,478	113	11,076	11,076	44,304	78.2 %
Asia	4,787	531,670	111	8,029	8,029	32,116	82.7 %
Pro forma adjustments for mid-quarter acquisitions/development completions					16,119	64,476	
Total consolidated operating portfolio	**612,433**	**74,938,717**	**122**	**1,214,314**	**1,230,433**	**4,921,732**	**96.2 %**
Unconsolidated							
U.S.	39,185	4,247,556	108	85,660	85,660	342,640	96.0 %
Other Americas	20,396	1,383,150	68	30,768	30,768	123,072	97.0 %
Europe	71,853	8,590,034	120	127,166	127,166	508,664	96.9 %
Asia	14,958	1,586,461	106	19,639	19,639	78,556	92.7 %
Net Property Management Income					11,118	34,933	
Pro forma adjustments for mid-quarter acquisitions/development completions					3,340	13,360	
Total unconsolidated operating portfolio	**146,392**	**15,807,201**	**108**	**263,233**	**277,691**	**1,101,225**	**96.2 %**
Total Operating Portfolio	**758,825**	**$ 90,745,918**	**$ 120**	**$ 1,477,547**	**$ 1,508,124**	**$ 6,022,957**	**96.2 %**

Development Portfolio

	Square Feet	Investment Balance	TEI	TEI per Sq Ft		Annualized Estimated NOI	Percent Leased
Consolidated							
Prestabilized							
U.S.	2,800	$ 517,317	$ 587,098	$ 210		$ 38,392	2.3 %
Other Americas	524	32,082	42,305	81		3,798	41.0 %
Europe	1,593	181,831	194,596	122		11,422	28.4 %
Asia	1,001	117,325	122,674	123		6,660	27.2 %
Properties under development							
U.S.	9,457	1,451,478	2,631,071	278		187,971	
Other Americas	5,890	485,151	803,919	136		64,679	
Europe	3,968	238,470	591,736	149		36,148	
Asia	2,148	105,344	383,089	178		19,132	
Total consolidated development portfolio	**27,381**	**3,128,998**	**5,356,488**	**196**		**368,202**	
Unconsolidated							
U.S.	–	2,068	53,668	–		7,306	
Other Americas	299	14,958	22,797	76		1,714	
Europe	275	42,751	57,134	208		3,123	
Asia	481	14,693	29,386	61		1,111	
Total unconsolidated development portfolio	**1,055**	**74,470**	**162,985**	**154**		**13,254**	
Total Development Portfolio	**28,436**	**$ 3,203,468**	**$ 5,519,473**	**$ 194**		**$ 381,456**	
Prologis Share of est. value creation (see Capital Deployment - Development Portfolio)		1,449,660					
Total Development Portfolio, including est. value creation		**$ 4,653,128**					

* This is a non-GAAP financial measure. Please see our Notes and Definitions for detailed calculation.

A. Amounts do not include the results of the FIBRA Terrafina acquisition, refer to page 27 for additional details. At June 30, 2024, FIBRA Terrafina reported NAV of $2.1 billion. Prologis' ownership share is 27.3%.

36

3Q 2024 Supplemental

Net Asset Value

Components – Continued[(A)]

in thousands

Balance Sheet and Other Items		
Other assets		
Cash and cash equivalents		$ 780,871
Restricted cash		28,650
Accounts receivable, prepaid assets and other tangible assets		1,294,402
Gross book value of other real estate investments and assets held for sale		5,495,672
Value added operating properties		445,724
Prologis receivable from unconsolidated co-investment ventures		360,980
Investments in and advances to other unconsolidated joint ventures		817,154
Total other assets		**$ 9,223,453**
Other liabilities		
Accounts payable and other current liabilities		$ 1,808,142
Deferred income taxes		126,548
Value added tax and other tax liabilities		21,583
Tenant security deposits		423,084
Other liabilities		658,070
Total other liabilities		**$ 3,037,427**
Noncontrolling Interests and Unconsolidated Co-investment Ventures		
Less: noncontrolling interests share of net tangible other liabilities (assets)		$ (61,081)
Prologis Share of unconsolidated net tangible other assets (liabilities)		$ 148,159
Less: noncontrolling interests share of value added operating properties		$ (15,381)
Prologis Share of unconsolidated value added operating properties		$ 109,390
Land		
Current book value of land		$ 4,395,022
Less: noncontrolling interests share of the current book value of land		$ (21,292)
Prologis Share of book value of land in unconsolidated co-investment ventures		$ 57,515
Strategic Capital / Development Management		
Strategic Capital		
Third party share of asset management fees from consolidated and unconsolidated co-investment and other ventures (current quarter/annualized)	$ 87,855	$ 351,420
Third party share of transactional fees from consolidated and unconsolidated co-investment and other ventures (current quarter/trailing twelve months)	7,203	27,447
Strategic capital expenses for asset management and transactional fees (current quarter/trailing twelve months)	(24,367)	(111,983)
Fee Related Earnings	**$ 70,691**	**$ 266,884**
Net Promote Income (Expense) (current quarter/trailing twelve months)[(B)]	$ (16,904)	$ (77,361)
Net Promote Income (Expense) (average five years)		$ 218,728
Development management revenue (current quarter/trailing twelve months)	$ 3,858	$ 8,885
Debt (at par) and Preferred Stock		
Consolidated debt		$ 32,884,426
Noncontrolling interests share of consolidated debt		$ (17,286)
Prologis Share of unconsolidated co-investment ventures' debt		$ 4,210,978
Preferred stock		$ 63,948
Common Stock and Limited Partnership Units		
Outstanding shares of common stock and limited partnership units		948,990

A. Amounts do not include the results of the FIBRA Terrafina acquisition. Refer to page 27 for additional details.
B. Net Promote Income (Expense) includes promote revenue of $1 million and ($18 million) of expenses from the amortization of stock compensation issued to employees related to promote income recognized in prior periods.

37

Notes and Definitions Worms DC1, Worms, Germany

Notes and Definitions Please refer to our annual and quarterly financial statements filed with the Securities and Exchange Commission on Forms 10-K and 10-Q and other public reports for further information about us and our business. Certain amounts from previous periods presented in the Supplemental Information have been reclassified to conform to the current presentation. Acquisition Price, as presented for building acquisitions, represents economic cost. This amount includes the building purchase price plus 1) transaction closing costs, 2) due diligence costs, 3) immediate capital expenditures (including two years of property improvements and all leasing commissions and tenant improvements required to stabilize the property), and 4) the effects of marking assumed debt to market. Adjusted Cash NOI (Actual) is a non-Generally Accepted Accounting Principles ("GAAP") financial measure and a component of Net Asset Value ("NAV"). It is used to assess the operating performance of our properties and enables both management and investors to estimate the fair value of our Operating Portfolio. A reconciliation for the most recent quarter ended of our rental income and rental expenses included in our Consolidated Statement of Income to Adjusted Cash NOI for the consolidated Operating Portfolio is as follows (in thousands): Adjusted EBITDA. We use Adjusted EBITDA attributable to common stockholders/unitholders (“Adjusted EBITDA”), a non-GAAP financial measure, as a measure of our operating performance. The most directly comparable GAAP measure to Adjusted EBITDA is net earnings. We calculate Adjusted EBITDA by beginning with consolidated net earnings attributable to common stockholders and removing the effect of: interest charges, income taxes, depreciation and amortization, impairment charges, gains or losses from the disposition of investments in real estate (excluding development properties and land), gains from the revaluation of equity investments upon acquisition of a controlling interest, gains or losses on early extinguishment of debt and derivative contracts (including cash charges), similar adjustments we make to our FFO measures (see definition below), and other items, such as, amortization of stock based compensation and unrealized gains or losses on foreign currency and derivatives. We also include a pro forma adjustment to reflect a full period of NOI on the operating properties we acquire or stabilize during the quarter and to remove NOI on properties we dispose of during the quarter, assuming all transactions occurred at the beginning of the quarter. For properties we contribute, we make an adjustment to reflect NOI at the new ownership percentage for the full quarter. We believe Adjusted EBITDA provides investors relevant and useful information because it permits investors to view our operating performance, analyze our ability to meet interest payment obligations and make quarterly preferred stock dividends on an unleveraged basis before the effects of income tax, depreciation and amortization expense, gains and losses on the disposition of non-development properties and other items (outlined above), that affect comparability. While all items are not infrequent or unusual in nature, these items may result from market fluctuations that can have inconsistent effects on our results of operations. The economics underlying these items reflect market and financing conditions in the short-term but can obscure our performance and the value of our long-term investment decisions and strategies. We calculate our Adjusted EBITDA, based on our proportionate ownership share of both our unconsolidated and consolidated ventures. We reflect our share of our Adjusted EBITDA measures for unconsolidated ventures by applying our average ownership percentage for the period to the applicable adjusting items on an entity by entity basis. We reflect our share for consolidated ventures in which we do not own 100% of the equity by adjusting our Adjusted EBITDA measures to remove the noncontrolling interests share of the applicable adjusting items based on our average ownership percentage for the applicable periods. While we believe Adjusted EBITDA is an important measure, it should not be used alone because it excludes significant components of net earnings, such as our historical cash expenditures or future cash requirements for working capital, capital expenditures, distribution requirements, contractual commitments or interest and principal payments on our outstanding debt and is therefore limited as an analytical tool. Our computation of Adjusted EBITDA may not be comparable to EBITDA reported by other companies in both the real estate industry and other industries. We compensate for the limitations of Adjusted EBITDA by providing investors with financial statements prepared according to GAAP, along with this detailed discussion of Adjusted EBITDA and a reconciliation to Adjusted EBITDA from consolidated net earnings attributable to common stockholders. Annualized Estimated NOI for the properties in our Development Portfolio is based on current TEI multiplied by the Estimated Weighted Average Stabilized Yield. Assets Under Management (“AUM”) represents the estimated fair value of the real estate we own or manage through both our consolidated and unconsolidated entities. We calculate AUM by adding Investment Capacity and the third-party investors’ share of the estimated fair value of the assets in the co-investment ventures to Enterprise Value. Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement. The termination fee is offset by that customer's rent leveling asset or liability and fair value lease asset or liability write off, if any, that has been previously recognized. Removing the net termination fees from rental income allows for the calculation of Adjusted Cash NOI (Actual) to include only rental income that is indicative of the property's recurring operating performance. Actual NOI for properties that were contributed or sold during the three-month period is removed. Straight-line rents, free rent and amortization of lease intangibles (above and below market leases) are removed from the rental income of our Operating Portfolio to allow for the calculation of a cash yield. Actual NOI and related adjustments are calculated in local currency and translated at the period end rate to allow for consistency with other assets and liabilities as of the reporting date. Adjusted Cash NOI (Pro forma) is a non-GAAP financial measure and consists of Adjusted Cash NOI (Actual) for the properties in our Operating Portfolio adjusted to reflect NOI for a full quarter for operating properties that were acquired or stabilized during the quarter. Rental revenues $ 1,897,164 Rental expenses (427,425) NOI 1,469,739 Net termination fees and adjustments (a) (3,996) Less: actual NOI for Development Portfolio and Other Real Estate Investments and other (54,984) Less: Net Property Management Income (41,521) Less: properties contributed or sold (b) (12,052) Less: noncontrolling interests share of NOI less termination fees and adjustments (75,060) Prologis Share of adjusted NOI for consolidated Operating Portfolio at September 30, 2024 $ 1,282,126 Straight-line rents (c) (61,130) Free rent (c) 40,767 Amortization of lease intangibles (c) (88,977) Net Property Management Income 41,521 Effect of foreign currency exchange (d) 803 Less: noncontrolling interests (796) Third Quarter Adjusted Cash NOI (Actual) $ 1,214,314

Notes and Definitions (continued)

3Q 2024 Supplemental PROLOGIS

Business Line Reporting is a non-GAAP financial measure. Core FFO and development gains are generated by our three lines of business: (i) real estate operations; (ii) strategic capital; and (iii) development. The real estate operations line of business represents total Prologis Core FFO, less the amount allocated to the strategic capital line of business. The amount of Core FFO allocated to the strategic capital line of business represents the third-party share of asset management fees and transactional fees that we earn from our consolidated and unconsolidated co-investment ventures less costs directly associated with our strategic capital group and Net Promote Income (Expense). Realized development gains include our share of gains on dispositions of development properties and land, net of taxes. To calculate the per share amount, the amount generated by each line of business is divided by the weighted average diluted common shares outstanding used in our Core FFO per share calculation. Management believes evaluating our results by line of business is a useful supplemental measure of our operating performance because it helps the investing public compare the operating performance of Prologis' respective businesses to other companies' comparable businesses. Prologis' computation of FFO by line of business may not be comparable to that reported by other real estate companies as they may use different methodologies in computing such measures.

Calculation of Per Share Amounts

	Three Months Ended		Nine Months Ended	
		Sep. 30,		Sep. 30,
in thousands, except per share amount	**2024**	**2023**	**2024**	**2023**
Net earnings				
Net earnings attributable to common stockholders	$ 1,004,267	$ 746,174	$ 2,448,375	$ 2,423,897
Noncontrolling interest attributable to exchangeable limited partnership units	25,130	19,054	61,851	61,497
Adjusted net earnings attributable to common stockholders - Diluted	**$ 1,029,397**	**$ 765,228**	**$ 2,510,226**	**$ 2,485,394**
Weighted average common shares outstanding - Basic	926,427	924,395	926,017	924,228
Incremental weighted average effect on exchange of limited partnership units	23,191	23,627	23,424	23,615
Incremental weighted average effect of equity awards	4,195	3,886	4,089	3,800
Weighted average common shares outstanding - Diluted	**953,813**	**951,908**	**953,530**	**951,643**
Net earnings per share - Basic	**$ 1.08**	**$ 0.81**	**$ 2.64**	**$ 2.62**
Net earnings per share - Diluted	**$ 1.08**	**$ 0.80**	**$ 2.63**	**$ 2.61**

	Three Months Ended		Nine Months Ended	
		Sep. 30,		Sep. 30,
in thousands, except per share amount	**2024**	**2023**	**2024**	**2023**
Core FFO				
Core FFO attributable to common stockholders/unitholders	$ 1,366,611	$ 1,238,046	$ 3,870,277	$ 4,132,402
Noncontrolling interest attributable to exchangeable limited partnership units	299	239	863	592
Core FFO attributable to common stockholders /unitholders - Diluted	**$ 1,366,910**	**$ 1,238,285**	**$ 3,871,140**	**$ 4,132,994**
Net Promote Income (Expense)	(16,904)	(30,720)	(50,960)	505,345
Core FFO attributable to common stockholders /unitholders, excluding Net Promote Income (Expense) - Diluted	**$ 1,383,814**	**$ 1,269,005**	**$ 3,922,100**	**$ 3,627,649**
Weighted average common shares outstanding - Basic	926,427	924,395	926,017	924,228
Incremental weighted average effect on exchange of limited partnership units	23,332	23,627	23,434	23,615
Incremental weighted average effect of equity awards	4,195	3,886	4,089	3,800
Weighted average common shares outstanding - Diluted	**953,954**	**951,908**	**953,540**	**951,643**
Core FFO per share - Diluted	**$ 1.43**	**$ 1.30**	**$ 4.06**	**$ 4.34**
Core FFO per share, excluding Net Promote Income (Expense) - Diluted	**$ 1.45**	**$ 1.33**	**$ 4.11**	**$ 3.81**

Covered Land Plays are income generating assets acquired with the intention to redevelop for higher and better use as industrial properties. These assets may be included in our Operating Portfolio, Value-Added Properties or Other Real Estate Investments.

Debt Covenants are calculated in accordance with the respective debt agreements and may be different than other covenants or metrics presented. They are not calculated in accordance with the applicable Securities Exchange Commission rules. Please refer to the respective agreements for full financial covenant descriptions. Debt covenants as of the period end were as follows:

	Indenture		Global Line	
	Covenant	**Actual**	**Covenant**	**Actual**
Leverage ratio	<60%	30.9 %	<60%	24.7 %
Fixed charge coverage ratio	>1.5x	6.7x	>1.5x	8.7x
Secured debt leverage ratio	<40%	0.3 %	<40%	0.2 %
Unencumbered asset to unsecured debt ratio	>150%	292.9 %	N/A	N/A
Unencumbered debt service coverage ratio	N/A	N/A	>150%	849.4 %

Debt Metrics. We evaluate the following debt metrics to monitor the strength and flexibility of our capital structure and evaluate the performance of our management. Investors can utilize these metrics to make a determination about our ability to service or refinance our debt. See below for the calculations.

40

Notes and Definitions (continued)

3Q 2024 Supplemental

dollars in thousands	Three Months Ended Sep. 30, 2024	Jun. 30, 2024
Debt as a % of gross real estate assets:		
Consolidated debt	$ 32,289,832	$ 29,904,620
Unamortized deferred financing costs and discount, net	594,594	574,065
Consolidated debt (at par)	32,884,426	30,478,685
Noncontrolling interests share of consolidated debt (at par)	(17,286)	(17,398)
Prologis Share of unconsolidated debt (at par)	4,210,978	3,864,005
Total Prologis Share of debt (at par)	37,078,118	34,325,292
Prologis Share of outstanding foreign currency derivatives	43,350	15,894
Consolidated cash and cash equivalents	(780,871)	(598,347)
Noncontrolling interests share of consolidated cash and cash equivalents	29,691	21,529
Prologis Share of unconsolidated cash and cash equivalents	(436,278)	(649,051)
Total Prologis Share of debt, net of adjustments	**$ 35,934,010**	**$ 33,115,317**
Consolidated gross investments in real estate	92,093,573	89,733,809
Investments in and advances to other unconsolidated ventures	817,154	1,171,212
Assets held for sale or contribution	325,987	515,895
Acquired intangible liabilities, net of assets	(1,113,003)	(1,146,798)
Consolidated gross real estate assets	92,123,711	90,274,118
Noncontrolling interests share of consolidated gross real estate assets	(3,902,626)	(3,890,022)
Prologis Share of unconsolidated gross real estate assets	16,276,688	15,358,669
Total Prologis Share of gross real estate assets	**$ 104,497,773**	**$ 101,742,765**
Debt as a % of gross real estate assets	**34.4 %**	**32.5 %**
Debt as a % of gross Market Capitalization:		
Total Prologis Share of debt, net of adjustments	**$ 35,934,010**	**$ 33,115,317**
Total outstanding common stock and limited partnership units	948,990	948,493
Share price at quarter end	$ 126.28	$ 112.31
Total equity capitalization	$ 119,838,457	$ 106,525,249
Total Prologis Share of debt, net of adjustments	35,934,010	33,115,317
Gross Market Capitalization	**$ 155,772,467**	**$ 139,640,566**
Debt as a % of gross Market Capitalization	**23.1 %**	**23.7 %**
Secured debt as a % of gross real estate assets:		
Consolidated secured debt (at par)	$ 279,171	$ 278,796
Noncontrolling interests share of consolidated secured debt (at par)	(17,286)	(17,398)
Prologis Share of unconsolidated secured debt (at par)	246,299	243,620
Total Prologis Share of secured debt (at par)	**$ 508,184**	**$ 505,018**
Total Prologis Share of gross real estate assets	**$ 104,497,773**	**$ 101,742,765**
Secured debt as a % of gross real estate assets	**0.5 %**	**0.5 %**
Unencumbered gross real estate assets to unsecured debt:		
Consolidated unencumbered gross real estate assets	$ 91,414,380	$ 89,572,215
Noncontrolling interests share of consolidated unencumbered gross real estate assets	(3,847,965)	(3,835,473)
Prologis Share of unconsolidated unencumbered gross real estate assets	15,733,829	14,783,115
Total Prologis Share of unencumbered gross real estate assets	**$ 103,300,244**	**$ 100,519,857**
Consolidated unsecured debt (at par)	32,605,255	30,199,889
Noncontrolling interests share of consolidated unsecured debt (at par)	—	—
Prologis Share of unconsolidated unsecured debt (at par)	3,964,679	3,620,385
Total Prologis Share of unsecured debt (at par)	**$ 36,569,934**	**$ 33,820,274**
Unencumbered gross real estate assets to unsecured debt	**282.5 %**	**297.2 %**

dollars in thousands	Three Months Ended Sep. 30, 2024	Jun. 30, 2024
Fixed Charge Coverage ratio:		
Adjusted EBITDA (a)	$ 1,733,598	$ 1,718,907
Adjusted EBITDA-annualized including trailing 12 months of development gains and excluding Net Promote Income (Expense) (b)	$ 7,171,318	$ 6,879,944
Net Promote Income (Expense) for the trailing 12 months	(77,361)	(91,177)
Adjusted EBITDA-annualized	$ 7,093,957	$ 6,788,767
Pro forma adjustment annualized	(21,544)	(23,268)
Adjusted EBITDA, including NOI from disposed properties, annualized	**$ 7,072,413**	**$ 6,765,499**
Interest expense	$ 230,113	$ 208,267
Amortization and write-off of deferred loan costs	(6,581)	(6,634)
Amortization of debt discount, net	(13,753)	(13,434)
Capitalized interest	23,912	28,980
Preferred stock dividends	1,452	1,503
Noncontrolling interests share of consolidated fixed charges	(367)	(375)
Prologis Share of unconsolidated fixed charges	34,013	32,457
Total Prologis Share of fixed charges	$ 268,789	$ 250,764
Total Prologis Share of fixed charges, annualized	**$ 1,075,156**	**$ 1,003,056**
Fixed charge coverage ratio	**6.6x**	**6.7x**
Debt to Adjusted EBITDA:		
Total Prologis Share of debt, net of adjustments	**$ 35,934,010**	**$ 33,115,317**
Adjusted EBITDA-annualized	**$ 7,093,957**	**$ 6,788,767**
Debt to Adjusted EBITDA ratio	**5.1x**	**4.9x**

a. *Refer to page 9 for a reconciliation to Adjusted EBITDA from Consolidated Net Earnings Attributable to Common Stockholders.*

b. *Prologis Share of gains on dispositions of development properties and land for the trailing 12 months was $360.2 million and $416.5 million for the current quarter and the previous quarter, respectively.*

Development Portfolio includes industrial and non-industrial properties, yards and parking lots that are under development and properties that are developed but have not met Stabilization. At September 30, 2024, total TEI for yards, parking lots and non-industrial assets was $1.3 billion and $1.2 billion on an Owned and Managed and Prologis Share basis, respectively. We do not disclose square footage for yards and parking lots.

Enterprise Value equals our Market Equity plus our share of total debt.

Estimated Build Out (TEI and sq ft) represents the estimated TEI and finished square feet available for lease upon completion of an industrial building on existing parcels of land.

Estimated Value Creation represents the value that we expect to create through our development and leasing activities. We calculate Estimated Value Creation by estimating the Stabilized NOI that the property will generate and applying a stabilized capitalization rate applicable to that property. Estimated Value Creation is calculated as the amount by which the value exceeds our TEI, including closing costs and taxes, if any, and does not include any fees or promotes we may earn.

Estimated Weighted Average Margin is calculated on development properties as Estimated Value Creation, less estimated closing costs and taxes, if any, on properties expected to be sold or contributed, divided by TEI.

41

Notes and Definitions (continued)

3Q 2024 Supplemental PROLOGIS

Estimated Weighted Average Stabilized Yield is calculated on the properties in the Development Portfolio as Stabilized NOI divided by TEI. The yields on a Prologis Share basis were as follows:

	Pre-Stabilized Developments	2024 Expected Completion	2025 and Thereafter Expected Completion	Total Development Portfolio
U.S.	6.5 %	6.4 %	7.4 %	7.1 %
Other Americas	9.0 %	7.9 %	8.2 %	8.1 %
Europe	5.9 %	6.0 %	6.1 %	6.0 %
Asia	5.3 %	6.0 %	4.9 %	5.0 %
Total	6.3 %	6.9 %	7.1 %	6.9 %

Fee Related Earnings ("FRE") is a non-GAAP financial measure and component of NAV. It is used to assess the performance of our strategic capital business and enables management and investors to estimate the corresponding fair value. FRE is calculated as the third-party share of asset management fees and transactional fees from our consolidated and unconsolidated co-investment ventures and other ventures, net of direct and allocated related expenses. As non-GAAP financial measures, FRE has certain limitations as an analytical tool and may vary among real estate and asset management companies. As a result, we provide a reconciliation of Strategic Capital Revenues (from our Consolidated Financial Statements prepared in accordance with U.S. GAAP) to our FRE measure, as follows:

in thousands	Three Months Ended	Nine Months Ended Sep. 30, 2024
Strategic capital revenues	$ 135,367	$ 418,521
Less: Strategic capital revenue from property management fees	(32,448)	(97,770)
Less: Prologis Share of asset management fees and transactional fees from unconsolidated entities	(19,608)	(57,325)
Add: Third-party share of asset management fees and transactional fees from consolidated ventures	11,459	35,063
Effect of foreign currency exchange	1,196	854
Third-party share of fee related and promote revenue	**$ 95,966**	**$ 299,343**
Less: Promote revenue	(908)	(24,874)
Fee related revenue	**$ 95,058**	**$ 274,469**
Less: Strategic capital expenses for asset management fees and transactional fees	(24,367)	
Fee Related Earnings	**$ 70,691**	

Fee Related Earnings Annualized utilizes the components of the current quarter FRE to calculate an estimated annual FRE amount. FRE annualized is calculated as the current quarter third-party share of asset management fees from consolidated and unconsolidated co-investment ventures multiplied by four plus the third-party share of transactional fees from consolidated and unconsolidated co-investment ventures for the trailing twelve months. This total is reduced by trailing twelve months of strategic capital expenses for asset management and transactional fees.

FFO, as modified by Prologis attributable to common stockholders/unitholders ("FFO, as modified by Prologis"); Core FFO attributable to common stockholders/unitholders ("Core FFO"); AFFO attributable to common stockholders/unitholders ("AFFO"); (collectively referred to as "FFO"). FFO is a non-GAAP financial measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to FFO is net earnings.

The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as earnings computed under GAAP to exclude historical cost depreciation and gains and losses from sales net of any related tax, along with impairment charges, of previously depreciated properties. We also exclude the gains on revaluation of equity investments upon acquisition of a controlling interest and the gain recognized from a partial sale of our investment, as these are similar to gains from the sales of previously depreciated properties. We exclude similar adjustments from our unconsolidated entities and the third parties' share of our consolidated ventures.

Our FFO Measures

Our FFO measures begin with NAREIT's definition and we make certain adjustments to reflect our business and the way that management plans and executes our business strategy. While not infrequent or unusual, the additional items we adjust for in calculating FFO, as modified by Prologis, Core FFO and AFFO, as defined below, are subject to significant fluctuations from period to period. Although these items may have a material impact on our operations and are reflected in our financial statements, the removal of the effects of these items allows us to better understand the core operating performance of our properties over the long term. These items have both positive and negative short-term effects on our results of operations in inconsistent and unpredictable directions that are not relevant to our long-term outlook.

We calculate our FFO measures, as defined below, based on our proportionate ownership share of both our unconsolidated entities and consolidated ventures. We reflect our share of our FFO measures for unconsolidated entities by applying our average ownership percentage for the period to the applicable adjusting items on an entity-by-entity basis. We reflect our share for consolidated ventures in which we do not own 100% of the equity by adjusting our FFO measures to remove the noncontrolling interests share of the applicable adjusting items based on our average ownership percentage for the applicable periods.

These FFO measures are used by management as supplemental financial measures of operating performance and we believe that it is important that stockholders, potential investors and financial analysts understand the measures management uses. We do not use our FFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP, as indicators of our operating performance, as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

We analyze our operating performance principally by the rental revenues of our real estate and the revenues from our strategic capital business, net of operating, administrative and financing expenses. This income stream is not directly impacted by fluctuations in the market value of our investments in real estate or debt securities.

FFO, as modified by Prologis

To arrive at FFO, *as modified by Prologis*, we adjust the NAREIT defined FFO measure to exclude the impact of foreign currency related items and deferred tax, specifically:

i. deferred income tax benefits and deferred income tax expenses recognized by our subsidiaries;
ii. current income tax expense related to acquired tax liabilities that were recorded as deferred tax liabilities in an acquisition, to the extent the expense is offset with a deferred income tax benefit in earnings that is excluded from our defined FFO measure;
iii. foreign currency exchange gains and losses resulting from (a) debt transactions between us and our foreign entities; (b) third-party debt that is used to hedge our investment in foreign entities; (c) derivative financial instruments related to any such debt transactions; and (d) mark-to-market adjustments associated with derivative and other financial instruments.

42

Notes and Definitions (continued)

3Q 2024 Supplemental PROLOGIS

We use FFO, as modified by Prologis, so that management, analysts and investors are able to evaluate our performance against other REITs that do not have similar operations or operations in jurisdictions outside the U.S.

Core FFO

In addition to *FFO, as modified by Prologis,* we also use Core FFO. To arrive at *Core FFO,* we adjust *FFO, as modified by Prologis,* to exclude the following recurring and nonrecurring items that we recognize directly in *FFO, as modified by Prologis:*

i. gains or losses from the disposition of land and development properties that were developed with the intent to contribute or sell;
ii. income tax expense related to the sale of investments in real estate;
iii. impairment charges recognized related to our investments in real estate generally as a result of our change in intent to contribute or sell these properties; and
iv. gains or losses from the early extinguishment of debt and redemption and repurchase of preferred stock.

We use Core FFO, including by segment and region, to: (i) assess our operating performance as compared to other real estate companies; (ii) evaluate our performance and the performance of our properties in comparison with expected results and results of previous periods; (iii) evaluate the performance of our management; (iv) budget and forecast future results to assist in the allocation of resources; (v) provide guidance to the financial markets to understand our expected operating performance; and (vi) evaluate how a specific potential investment will impact our future results.

AFFO

To arrive at AFFO, we adjust Core FFO to include realized gains from the disposition of land and development properties, net of current tax expense, and recurring capital expenditures and exclude the following items that we recognize directly in Core FFO:

i. straight-line rents;
ii. amortization of above- and below-market lease intangibles;
iii. amortization of management contracts;
iv. amortization of debt premiums and discounts and financing costs, net of amounts capitalized, and;
v. stock compensation amortization expense.

We use AFFO to (i) assess our operating performance as compared to other real estate companies; (ii) evaluate our performance and the performance of our properties in comparison with expected results and results of previous periods; (iii) evaluate the performance of our management; (iv) budget and forecast future results to assist in the allocation of resources; and (v) evaluate how a specific potential investment will impact our future results.

Limitations on the use of our FFO measures

While we believe our modified FFO measures are important supplemental measures, neither NAREIT's nor our measures of FFO should be used alone because they exclude significant economic components of net earnings computed under GAAP and are, therefore, limited as an analytical tool. Accordingly, these are only a few of the many measures we use when analyzing our business. Some of the limitations are:

- The current income tax expenses that are excluded from our modified FFO measures represent the taxes that are payable.
- Depreciation and amortization of real estate assets are economic costs that are excluded from FFO. FFO is limited, as it does not reflect the cash requirements that may be necessary for future replacements of the real estate assets. Furthermore, the amortization of capital expenditures and leasing costs necessary to maintain the operating performance of logistics facilities are not reflected in FFO.
- Gains or losses from property dispositions and impairment charges related to expected dispositions represent changes in value of the properties. By excluding these gains and losses, FFO does not capture realized changes in the value of disposed properties arising from changes in market conditions.
- The deferred income tax benefits and expenses that are excluded from our modified FFO measures result from the creation of a deferred income tax asset or liability that may have to be settled at some future point. Our modified FFO measures do not currently reflect any income or expense that may result from such settlement.
- The foreign currency exchange gains and losses that are excluded from our modified FFO measures are generally recognized based on movements in foreign currency exchange rates through a specific point in time. The ultimate settlement of our foreign currency-denominated net assets is indefinite as to timing and amount. Our FFO measures are limited in that they do not reflect the current period changes in these net assets that result from periodic foreign currency exchange rate movements.
- The gains and losses on extinguishment of debt or preferred stock that we exclude from our Core FFO, may provide a benefit or cost to us as we may be settling our obligation at less or more than our future obligation.

We compensate for these limitations by using our FFO measures only in conjunction with net earnings computed under GAAP when making our decisions. This information should be read with our complete Consolidated Financial Statements prepared under GAAP. To assist investors in compensating for these limitations, we reconcile our modified FFO measures to our net earnings computed under GAAP.

General and Administrative Expenses ("G&A"). Our property management personnel perform the property-level management of the properties in our owned and managed portfolio, which include properties we consolidate and those we manage that are owned by the unconsolidated co-investment ventures. We allocate the costs of our property management function to the properties we consolidate (included in Rental Expenses) and the properties owned by the unconsolidated co-investment ventures (included in Strategic Capital Expenses) by using the square feet owned by the respective portfolios. Strategic Capital Expenses also include the direct expenses associated with the asset management of the unconsolidated co-investment ventures provided by our employees who are assigned to our strategic capital segment as well as promote expenses. We do not allocate indirect costs to Strategic Capital Expenses.

We capitalize certain costs directly related to our development. Capitalized G&A expenses include salaries and related costs as well as other G&A costs. The capitalized costs were as follows:

	Three Months Ended Sep. 30,		Nine Months Ended Sep. 30,	
in thousands	**2024**	**2023**	**2024**	**2023**
Building and land development activities	$ 31,253	$ 29,153	$ 103,280	$ 96,294
Operating building improvements and other	13,267	12,124	42,158	38,979
Total capitalized G&A	**$ 44,520**	**$ 41,277**	**$ 145,438**	**$ 135,273**

43

3Q 2024 Supplemental

Notes and Definitions (continued)

G&A as a Percent of Assets Under Management (dollars in thousands)

Adjusted G&A (trailing twelve months):		
Net G&A	$	414,350
Add: strategic capital expenses (excluding promote expense)		197,067
Less: strategic capital property management expenses		(85,084)
Adjusted G&A	**$**	**526,333**
Gross book value at period end (a):		
Operating properties	$	135,202,709
Development portfolio - TEI		6,009,622
Land portfolio		4,597,105
Other real estate investments and assets held for sale		6,776,909
Total value of assets under management	**$**	**152,586,345**
G&A as % of assets under management		**0.34 %**

(a) This does not represent enterprise value

Guidance. The following is a reconciliation of our annual guided Net Earnings per share to our guided Core FFO per share:

	Low	High
Net earnings attributable to common stockholders (a)	**$ 3.35**	**$ 3.45**
Our share of:		
Depreciation and amortization	2.93	2.97
Net gains on real estate transactions, net of taxes	(0.95)	(1.05)
Unrealized foreign currency losses (gains), losses (gains) on early extinguishment of debt and other, net	0.09	0.09
Core FFO attributable to common stockholders/unitholders	**$ 5.42**	**$ 5.46**

a. *Earnings guidance includes potential future gains recognized from real estate transactions, but excludes future foreign currency or derivative gains or losses as these items are difficult to predict.*

IBI Activity Index is a seasonally-adjusted diffusion index based on a monthly survey of business activity from a geographically-diverse group of respondents across the U.S. Readings greater than 50 reflect growth in activity. These are proprietary metrics for the U.S. Prologis portfolio.

Income Taxes.

	Three Months Ended Sep. 30,		Nine Months Ended Sep. 30,	
in thousands	**2024**	**2023**	**2024**	**2023**
Current income tax expense	$ 10,517	$ 30,463	$ 70,566	$ 116,411
Current income tax expense on dispositions	2,001	6,239	7,306	26,294
Total current income tax expense	12,518	36,702	77,872	142,705
Deferred income tax expense (benefit)	(8,304)	4,541	2,201	9,836
Total income tax expense	**$ 4,214**	**$ 41,243**	**$ 80,073**	**$ 152,541**

Interest Expense.

	Three Months Ended Sep. 30,		Nine Months Ended Sep. 30,	
in thousands	**2024**	**2023**	**2024**	**2023**
Gross interest expense	$ 233,691	$ 192,066	$656,315	$ 490,200
Amortization of debt discounts, net	13,753	13,230	38,464	38,750
Amortization of finance costs	6,581	6,541	19,982	16,776
Interest expense before capitalization	254,025	211,837	714,761	545,726
Capitalized amounts	(23,912)	(30,784)	(83,061)	(78,844)
Interest expense	**$ 230,113**	**$ 181,053**	**$631,700**	**$ 466,882**

Investment Capacity is our estimate of the gross real estate that could be acquired by our co-investment ventures through the use of existing equity commitments, less any unpaid redemption requests, assuming a midpoint of the target leverage range of the ventures.

Lease Negotiation Gestation is the measurement of the number of days between the first proposal exchange with the prospective customer and the final lease signing, including lease terms less than twelve months. This is for new leases in our Operating Portfolio only and excludes renewals.

Lease Proposals are the total initial proposals sent to prospective customers in our Operating Portfolio, measured by net rentable area in square feet. Proposals as a percent of available net rentable area refers to proposals on units vacant or expiring in the next twelve months. Includes proposals with lease terms less than twelve months, as well as customer expansions and renewals.

Market Capitalization equals Market Equity, less liquidation preference of the preferred shares/units, plus our share of total debt.

Market Equity equals outstanding shares of common stock and units multiplied by the closing stock price plus the liquidation preference of the preferred shares/units.

Net Asset Value ("NAV"). We consider NAV to be a useful supplemental measure of our operating performance because it enables both management and investors to estimate the fair value of our business. The assessment of the fair value of a particular line of our business is subjective in that it involves estimates and can be calculated using various methods. Therefore, we have presented the financial results and investments related to our business components that we believe are important in calculating our NAV but we have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.

The components of NAV do not consider the potential changes in rental and fee income streams or the franchise value associated with our global operating platform, strategic capital platform or development platform.

Net Effective Rent is calculated at the beginning of the lease using estimated total cash base rent to be received over the term and annualized, and excludes fair value lease amortization from acquisitions. Amounts derived in a currency other than the U.S. dollar have been translated using the average rate from the previous twelve months. The per square foot number is calculated by dividing the Net Effective Rent by the occupied square feet of the lease.

Net Operating Income ("NOI") is a non-GAAP financial measure used to evaluate our operating performance and represents rental revenue less rental expenses. For our consolidated properties, it is calculated directly from our Consolidated Financial Statements as Rental Revenue less Rental Expenses.

44

3Q 2024 Supplemental

Notes and Definitions (continued)

Net Promote Income (Expense) is promote revenue earned from third-party investors during the period, net of related cash and stock compensation expenses, and taxes and foreign currency derivative gains and losses, if applicable.

Net Property Management Income represents property management fees less the actual costs of providing property management services.

Non-GAAP Pro-Rata Financial Information. This information includes non-GAAP financial measures. The Prologis Share of unconsolidated co-investment ventures are derived on an entity-by-entity basis by applying our ownership percentage to each line item in the GAAP financial statements of these ventures to calculate our share of that line item. For purposes of balance sheet data, we use our ownership percentage at the end of the period and for operating information we use our average ownership percentage during the period consistent with how we calculate our share of net earnings (loss) during the period for our consolidated financial statements. We use a similar calculation to derive the noncontrolling interests share of each line item in our consolidated financial statements.

We believe this form of presentation offers insights into the financial performance and condition of our company as a whole, given the significance of our co-investment ventures that are accounted for either under the equity method or consolidated with the third parties' share included in noncontrolling interests, although the presentation of such information may not accurately depict the legal and economic implications of holding a noncontrolling interest in the co-investment venture. Other companies may calculate their proportionate interest differently than we do, limiting the usefulness as a comparative measure.

We do not control the unconsolidated co-investment ventures for purposes of GAAP and the presentation of the assets and liabilities and revenues and expenses do not represent a legal claim to such items. The operating agreements of the unconsolidated co-investment ventures generally provide that investors, including Prologis, may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale, or (3) upon liquidation of the venture. The amount of cash each investor receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each investor and whether any contributions are entitled to priority distributions. Upon liquidation of the co-investment venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the investors generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.

Because of these limitations, the Non-GAAP Pro-Rata Financial Information should not be considered in isolation or as a substitute for our consolidated financial statements as reported under GAAP.

Non-Strategic Assets are industrial properties, which we acquired primarily through Merger and Acquisition ("M&A") transactions, that we do not intend to hold long-term. These industrial properties are classified as Other Real Estate Investments.

Operating Portfolio represents industrial properties in our Owned and Managed portfolio that have reached Stabilization. Assets held for sale, Non-Strategic Assets and non-industrial assets are excluded from the portfolio. Prologis Share of NOI excludes termination fees and adjustments and includes NOI for the properties contributed to or acquired from co-investment ventures at our actual share prior to and subsequent to change in ownership. The U.S. markets not presented consist of Austin, Charlotte, Columbus, Denver, Louisville, Portland, Raleigh-Durham, Reno, San Antonio, Savannah and Tampa. The European countries not presented consist of Belgium, Czech Republic, Hungary, Italy, Poland, Slovakia, Spain and Sweden.

Owned and Managed represents the consolidated properties as well as properties owned by our unconsolidated co-investment ventures, which we manage.

Prologis Share represents our proportionate economic ownership of each entity, or property included in our total Owned and Managed portfolio, whether consolidated or unconsolidated.

Rental Revenues.

	Three Months Ended		Nine Months Ended	
		Sep. 30,		Sep. 30,
in thousands	**2024**	**2023**	**2024**	**2023**
Rental revenues	$ 1,329,367	$ 1,197,902	$ 3,865,758	$ 3,449,692
Rental recoveries	397,298	402,798	1,232,126	1,136,351
Amortization of lease intangibles	97,542	108,166	300,085	305,586
Straight-lined rents	72,957	68,493	179,229	170,954
Rental Revenues	**$ 1,897,164**	**$ 1,777,359**	**$ 5,577,198**	**$ 5,062,583**

Rent Change (Cash) represents the percentage change in starting rental rates per the lease agreement, on new and renewed leases, commenced during the period compared with the previous ending rental rates in that same space. This measure excludes any short-term leases of less than one-year, holdover payments, free rent periods and introductory (teaser rates) defined as 50% or less of the stabilized rate.

Rent Change (Net Effective) represents the percentage change in net effective rental rates (average rate over the lease term), on new and renewed leases, commenced during the period compared with the previous net effective rental rates in that same space. This measure excludes any short-term leases of less than one year and holdover payments.

Retention is the square footage of all leases commenced during the period that are rented by existing tenants divided by the square footage of all expiring leases during the reporting period. The square footage of tenants that default or buy-out prior to expiration of their lease and short-term leases of less than one year, are not included in the calculation.

Same Store. Our same store metrics are non-GAAP financial measures, which are commonly used in the real estate industry and expected from the financial community, on both a net effective and cash basis. We evaluate the performance of the operating properties we own and manage using a "same store" analysis because the population of properties in this analysis is consistent from period to period, which allows us and investors to analyze our ongoing business operations. We determine our same store metrics on property NOI, which is calculated as rental revenue less rental expense for the applicable properties in the same store population for both consolidated and unconsolidated properties based on our ownership interest, as further defined below.

We define our same store population for the three months ended September 30, 2024 as the properties in our Owned and Managed Operating Portfolio, including the property NOI for both consolidated properties and properties owned by the unconsolidated co-investment ventures at January 1, 2023 and owned throughout the same three-month period in both 2023 and 2024.

We believe the drivers of property NOI for the consolidated portfolio are generally the same for the properties owned by the ventures in which we invest and therefore we evaluate the same store metrics of the Owned and Managed portfolio based on Prologis' ownership in the properties ("Prologis Share").

45

3Q 2024 Supplemental

Notes and Definitions (continued)

The same store population excludes properties held for sale to third parties, along with development properties that were not stabilized at the beginning of the period (January 1, 2023) and properties acquired or disposed of to third parties during the period. To derive an appropriate measure of period- to-period operating performance, we remove the effects of foreign currency exchange rate movements by using the reported period-end exchange rate to translate from local currency into the U.S dollar, for both periods.

As non-GAAP financial measures, the same store metrics have certain limitations as an analytical tool and may vary among real estate companies. As a result, we provide a reconciliation of Rental Revenues less Rental Expenses ("Property NOI") (from our Consolidated Financial Statements prepared in accordance with U.S GAAP) to our Same Store Property NOI measures, as follows:

	Three Months Ended Sep. 30,		
dollars in thousands	**2024**	**2023**	**Change (%)**
Reconciliation of Consolidated Property NOI to Same Store Property NOI measures:			
Rental revenues	$ 1,897,164	$ 1,777,359	
Rental expenses	(427,425)	(416,076)	
Consolidated Property NOI	**$ 1,469,739**	**$ 1,361,283**	
Adjustments to derive same store results:			
Property NOI from consolidated properties not included in same store portfolio and other adjustments (a)	(238,345)	(189,412)	
Property NOI from unconsolidated co-investment ventures included in same store portfolio (a)(b)	809,678	749,688	
Third parties' share of Property NOI from properties included in same store portfolio (a)(b)	(640,870)	(603,368)	
Prologis Share of Same Store Property NOI - Net Effective (b)	**$ 1,400,202**	**$ 1,318,191**	**6.2 %**
Consolidated properties straight-line rent and fair value lease amortization included in the same store portfolio (c)	$ (119,763)	$ (123,717)	
Unconsolidated co-investment ventures straight-line rent and fair value lease amortization included in the same store portfolio (c)	(16,317)	(15,363)	
Third parties' share of straight-line rent and fair value lease amortization included in the same store portfolio (b)(c)	$ 12,888	$ 11,969	
Prologis Share of Same Store Property NOI - Cash (b)(c)	**$ 1,277,010**	**$ 1,191,080**	**7.2 %**

a. *We exclude properties held for sale to third parties, along with development properties that were not stabilized at the beginning of the period and properties acquired or disposed of to third parties during the period. We also exclude net termination and renegotiation fees to allow us to evaluate the growth or decline in each property's rental revenues without regard to one-time items that are not indicative of the property's recurring operating performance. Net termination and renegotiation fees represent the gross fee negotiated to allow a customer to terminate or renegotiate their lease offset by the write-off of the asset recorded due to the adjustment to straight-line rents over the lease term. Same Store Property NOI is adjusted to include an allocation of property management expenses for our consolidated properties based on the property management services provided to each property (generally, based on a percentage of revenues). On consolidation, these amounts are eliminated and the actual costs of providing property management and leasing services are recognized as part of our consolidated rental expense.*

b. *We include the Property NOI for the same store portfolio for both consolidated properties and properties owned by the co-investment ventures based on our investment in the underlying properties.*
In order to calculate our share of Same Store Property NOI from the co-investment ventures in which we own less than 100%, we use the co-investment ventures' underlying Property NOI for the same store portfolio and apply our ownership percentage at September 30, 2024 to the Property NOI for both periods, including the properties contributed during the period. We adjust the total Property NOI from the same store portfolio of the co-investment ventures by subtracting the third parties' share of both consolidated and unconsolidated co-investment ventures.
During the periods presented certain wholly owned properties were contributed to a co-investment venture and are included in the same store portfolio. Neither our consolidated results nor those of the co-investment ventures, when viewed individually, would be comparable on a same store basis because of the changes in composition of the respective portfolios from period to period (e.g. the results of a contributed property are included in our consolidated results through the contribution date and in the results of the venture subsequent to the contribution date based on our ownership interest at the end of the period). As a result only line items labeled "Prologis Share of Same Store Property NOI" are comparable period over period.

c. *We further remove certain noncash items (straight-line rent and fair value lease amortization) included in the financial statements prepared in accordance with U.S. GAAP to reflect a Same Store Property NOI - Cash measure.*
We manage our business and compensate our executives based on the same store results of our Owned and Managed portfolio at 100% as we manage our portfolio on an ownership blind basis. We calculate those results by including 100% of the properties included in our same store portfolio.

Same Store Average Occupancy represents the average occupied percentage of the Same Store portfolio for the period.

Space Utilization is our customer's assessment of their utilization of their unit on a scale of 0-100% and is based on a monthly survey of a geographically-diverse group of respondents across the U.S portfolio.

Stabilization is defined as the earlier of when a property that was developed has been completed for one year, is contributed to a co-investment venture following completion or is 90% occupied. Upon Stabilization, a property is moved into our Operating Portfolio.

Stabilized NOI is equal to the estimated twelve months of potential gross rental revenue (base rent, including above or below market rents plus operating expense reimbursements) multiplied by 95% to adjust income to a stabilized vacancy factor of 5% minus estimated operating expenses.

Total Expected Investment ("TEI") represents total estimated cost of development or expansion, including land, development and leasing costs. TEI is based on current projections and is subject to change.

Turnover Costs represent the estimated obligations incurred in connection with the signing of a lease; including leasing commissions and tenant improvements and are presented for leases that commenced during the period. Tenant improvements include costs to prepare a space for a new tenant or a lease renewal with the current tenant. It excludes costs for a first generation lease (i.e. a new development property) and short-term leases of less than one year.

Value-Added Properties are properties we have either acquired at a discount and believe we could provide greater returns post-stabilization or properties we expect to repurpose to a higher and better use.

Weighted Average Interest Rate is based on the effective rate, which includes the amortization of related premiums and discounts and finance costs.

Weighted Average Stabilized Capitalization ("Cap") Rate is calculated as Stabilized NOI divided by the Acquisition Price.

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